Exhibit 10.28

AGREEMENT
FOR
PHYSICIAN OFFICE SPACE AND SERVICES

LEASE OF OFFICE SPACE

AGREEMENT dated October 1, 2004, by and between THE HIGHLANDS-CASHIERS HOSPITAL, INC. a NORTH CAROLINA nonprofit corporation (herein called “Landlord”), Post Office Box 190, Highlands, North Carolina 28741, and North Carolina Radiation Therapy Management Services, Inc., Charles C. Thomas, MD (herein called “Tenant”), 445 Biltmore Ave., Suite G102, Asheville, North Carolina, 28801.

1. Witnesseth:

That in consideration of the rents to be paid and the covenants and agreements to be performed by the parties intending to be legally bound hereby, Landlord does hereby lease and rent under the terms and conditions set forth herein, the following premises in Highlands, North Carolina:

These premises are specifically located in the Jane Woodruff Building. Such space shall be suitable for the practice of medicine by the tenant. The location of the office space will be identified by the Landlord in a separate form, Addendum A, to the Tenant and will become an attachment to this Agreement.

2. Term:

Landlord demises the above premises commencing October 1, 2004 and terminating September 30, 2005.

3. Rent:

The Tenant agrees to pay, and the Landlord agrees to accept as rental for the term of this Business Lease as described above, the sum of Four Hundred Sixty-Eight Dollars and Seventy-Two Cents payable in twelve (12) monthly installments of $52.56 each, which includes the additional charges indicated in Addendum B. The first successive payment is due and payable on the first day of each and every month hereafter throughout the term of the lease and any extensions and/or renewals thereof.

4. Rental Adjustments:

The Landlord has the option to adjust rents with a 30-day notice to Tenant. Adjustments to rent are made by the Landlord based on fair market value studies. Landlord is obligated by law to charge fair market value for rent. After any fair market value rate study which indicates rents need to be increased, Landlord will increase rents to comply in full with laws and regulations related to but not limited to statutes and regulations prohibiting fraud and abuse, kickbacks and self referrals.

5. Use of Premises

It is agreed and understood between the parties hereto that the premises will be used solely for a physician’s office.

6. Assignment and Subletting

Tenant will not assign this lease or sublet the premises or any portion thereof without the prior written consent of Landlord. If consent is granted, the original tenant shall conform to all Federal and state law related to sublease including Stark Law, [42 CFR 411.357(b)] and the Anti-Kickback Statute’s safe harbor, [42 CFR 1001.952(b)]. The sublease must be at fair market value and can’t be linked to volume of referrals or business generated between the two parties that are covered by Medicare or Medicaid. Tenant shall renew sublease agreement upon each contract renewal. Contact the Physician Services Manager for a sublease agreement.

7. Utilities

Landlord will be responsible for all charges for water, electricity, and all other utilities consumed or used in connection with the premises, with the exception of charges incurred incident to the installation and use of the telephone, which charges will be the responsibility of Tenant. It is expressly agreed that Landlord will not be responsible for the temporary or other failure of the supply of any utilities. Additionally, Landlord will provide basic janitorial services for the premises, as well as for the building maintenance. Tenants will not be permitted to utilize the services of third party janitorial or maintenance services. See addendum’s C and D.

8. Indemnification and Insurance

During the term of this lease or any renewal thereof, Tenant shall indemnify and save Landlord free and harmless from and against any and all claims and demands, whether for injuries to persons and loss of life or damage to property, arising out of the use and occupancy of the premises by Tenant, by any of Tenant’s employees, servants, agents, licenses, or invitees, or by any other person or persons holding under Tenant. Tenant will procure and keep in effect during the term hereof-comprehensive general liability insurance in the sum of $300,000.00 combined single limit coverage for personal injuries and liability resulting from any one occurrence or casualty. Tenant shall deliver copies of said policies to Landlord. Likewise, during the term of this lease or any renewal thereof, Landlord will keep the improvements on the property in which the premises are situated insured against loss or damage by fire, windstorm, and the risks covered by the usual extended coverage endorsement for the benefit of Landlord and Tenant, as their interests may appear, in an amount equal to the reasonable value thereof, or such lesser amount as Tenant may approve in writing. Landlord will pay the premiums on such insurance and will on demand provide Tenant with copies of the insurance policy. Please note that the Tenant is responsible for obtaining insurance to cover their personal property.

9. Compliance with laws; Prohibited Acts; Restrictions

Tenant will, at Tenant’s expense, promptly comply with all laws, orders, regulations, and ordinances of all governmental authorities and agencies affecting the premises unless such compliance is clearly the obligation of Landlord. Tenant will not, by omission or commission, cause injury to the premises or cause or permit a nuisance to exist on the premises. The Tenant will not cause or permit the obstruction of sidewalks, walls, passageways, or any areas used in common with other tenants of Landlord, or with Landlord, except with Landlord’s permission. The Tenant will not use or occupy the premises in a manner that would constitute a violation of the laws, ordinances, or regulations of the State of North Carolina or the Government of the United States, or any of their departments, agencies or political subdivisions.

10. Equipment and Fixtures

Any equipment, fixtures, and other property installed in or attached to the premises by Tenant will remain the property of Tenant, and Landlord agrees that Tenant will have the right at any time to remove such equipment, fixtures, and other property so installed or attached to the premises. Tenant covenants and agrees to repair, at Tenant’s own cost and expense, all such damage as may be caused to the premises by reason of the installation or removal of equipment, fixtures, and other property installed or attached to the premises.

11. Repairs and Maintenance

Landlord will be responsible for and will pay for all repairs and maintenance of the premises. Tenant agrees to maintain and keep the premises in good order and repair and at the end of the term, or sooner termination of this lease, to surrender the premises in as good an order and condition as when received, reasonable wear and tear and acts of God excepted.

12. Improvements

The Tenant will not make any alterations, additions, or improvements to the premises without the written consent of Landlord, and any such alterations, additions, or improvements shall be at Tenant’s expense. The Hospital shall coordinate the contracting of services concerning information technology, data equipment, line companies or installation of lines, telephone system and/or permanent structural changes. All requests for alterations, additions or improvements, must be made in writing on request forms available in the Physician Services Manager’s office. The Landlord will review any and all requests. Approval of all requests and subsequent completion will be at the sole discretion of the Landlord. Any permanent alterations, additions, or improvements will become the sole property of Landlord upon the expiration of this lease.

13. Damage to Premises

All damage or injury done to the premises by Tenant or by any person who may be in or upon the premises with the expressed or implied consent of Tenant will be paid for by the Tenant. Tenant will occupy the premises at Tenant’s own risk and agree that all dangerous places and defects upon the premises, excepting any that may be structural, will be remedied, made secure, and kept in such condition by Tenant.

14. Inspection by Landlord

The Landlord will have the right to enter upon the premises upon reasonable notice and at all reasonable hours for purposes of inspecting the same or to make any repairs deemed by Landlord essential to the premises or necessary to protect Landlord’s interests. If Landlord deems repairs to be necessary which are the obligation of Tenant to make pursuant to this lease, Landlord will make such repairs and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof, and if Landlord makes or causes to be made such repairs, Tenant agrees that Tenant will on demand pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided in the following 2 paragraphs: Default & Additional Remedies.

15. Default

If the rent or any part thereof shall be in arrears, Landlord may at Landlord’s option declare the lease at an end and reenter and repossess the premises holding Tenant liable for any rental due, or also at the option of Landlord, take possession of the premises and rent the same for the account of Tenant, holding Tenant liable for any deficiency in rental arising during the term of this lease or any renewal thereof should such breach occur subsequent to Tenant’s having exercised any right to renew under the terms of this lease.

In the event of a breach of any of such terms and conditions on the part of Tenant, other than payment of rent, Landlord shall send written notice to Tenant by mail of such breach or default. Should Tenant fail to make all due effort to cure such default within thirty (30) days of the mailing of such notice, Landlord may at Landlord’s option declare the lease at an end and reenter and repossess the premises and/or re-let the premises, holding Tenant liable for such breach or default, and for any deficiency in rental which may ensue during the term of this lease or any renewal thereof. Upon such termination, Tenant shall remain liable for the remainder of the rent reserved under this lease, and Landlord may re-let the premises on the same or any other reasonable terms, applying the rent received against Tenant’s liability and holding Tenant liable for the balance, if any. Any overage, however, shall belong to Landlord. If rent is not paid within 30 days from the due date, a late fee of 15% of your monthly lease amount is due along with the rent payment.

16. Additional Remedies

In addition to the remedies provided Landlord in the preceding paragraph, if Tenant will default in any payment or expenditure, other than rent, required to be paid or expended by Tenant under the terms hereof, Landlord may at Landlord’s option, after giving written notice to Tenant, make such payment or expenditures in which event the amount thereof shall be payable as additional rental to Landlord by Tenant with the next ensuing rental installment, and on default in such payment Landlord will have the same remedies as on default in payment of rent.

17. Landlord’s Expenses

In the event Landlord will, during the period covered by this lease, obtain possession of the premises by reentry, summary proceedings, or otherwise, Tenant agrees to pay Landlord the expenses incurred in obtaining possession of the premises, including reasonable attorneys’ fees, all expenses and commissions which may be paid in and about re-letting of the same, and all other damages.

18. Restoration Due to Casualty

If during the term of this lease, all or a portion of the premises shall be totally or substantially destroyed by fire, the elements, acts of God, or other causes beyond the control of Tenant, and the premises shall as a result be rendered un-tenantable, then Landlord, within a reasonable time thereafter, shall have the option of (1) repairing, restoring or rebuilding the premises in such a manner as to again be rendered tenantable, during which period Tenant shall be released from all rental payments, or (2) declaring the lease to be null and void for the balance of the term following such destruction or any renewals thereof.

19. Eminent Domain

If the whole or a substantial part of the premises shall be taken for any public or quasi-public use, under any stature or by right of eminent domain or private purchase in lieu thereof by a public body vested with the power of eminent domain, then, when possession shall be taken hereunder of the premises, or a substantial part thereof, the term and options, if any, hereby demised and all rights and obligations of Tenant hereunder shall immediately cease and terminate and the rent shall be adjusted as of the time of such termination and Tenant shall have no claim against Landlord for the value of the un-expired term hereof. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including without limitation, any award made for the value of the leasehold estate created by this lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in a condemnation or other taking, together with any and all rights of Tenant now or hereafter arising to all or a part of the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or require Tenant to assign to Landlord, any award made to Tenant specifically for Tenant’s relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of, or damage to, Tenant’s business.

20. Signs

No signs will be placed on or about the exterior of the premises unless they shall have been examined and approved by Landlord and shall have been approved in writing by relevant governmental authority where such approval is required.

21. Medicaid and Medicare Provisions

The parties intend that this Agreement and all transaction hereunder comply in full with all laws and regulations related to the Medicare and Medicaid programs, including but not limited to statutes and regulations prohibiting fraud and abuse, kickbacks and self-referrals. The parties specifically acknowledge and agree that any benefit which the Landlord or any entity affiliated with Landlord, or which Tenant or any physician employed by or associated with Tenant may directly or indirectly receive hereunder in no way requires, is in no way contingent upon, and is in no way intended to induce, the referral of any patient to (i) Landlord or any other entity affiliated with Landlord, or (ii) Tenant or to any physician employed by or associated with Tenant. In addition, there is no requirement that Landlord or any entity affiliated with Landlord, or Tenant, make referrals to, be in a position to make or influence referrals to or otherwise generate business for (i) Landlord or any other entity affiliated with Landlord, or (ii) Tenant or any physician employed by or associated with Tenant as the condition for receiving such benefit.

22. Easements, Encumbrances, and Restrictions

The parties hereto agree to be bound by all the existing easements, encumbrances, and restrictions relating to the premises. This lease and all rights of the parties hereto are subject and subordinate to the liens of all deeds of trust or mortgages that may now or hereafter affect the premises, and to any and all renewals, modifications, and extensions of such deeds of trust or mortgages. Tenant will upon the request of Landlord and at the Landlord’s expense, sign, acknowledge, and deliver to Landlord any and all instruments that may be necessary or proper to subordinate this lease and all rights herein to the liens of any such deeds of trust or mortgages, and each renewal, modification, or extension thereof.

23. Rights Cumulative

It is agreed that each and every one of the rights, remedies, and benefits provided by this lease shall be cumulative, and will not be exclusive of any other right, remedy, or benefit allowed by law.

24. Non-Waiver

One or more waiver of any covenant or condition by Landlord will not be construed as a waiver of a further breach of the same covenant or condition.

25. Holding Over

It is agreed that in the event of Tenant’s holding over after the termination of this lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary. During hold over periods, all elements of this contract apply.

26. Provisions Binding

It is mutually covenanted, understood, and agreed by and between the parties hereto that each of the expressions, phrases, terms, conditions, provisions, stipulations, promises, agreements, admissions, requirements, and obligations of this lease shall extend to and bind inure to the benefit not only of the parties hereto but each and every one of the heirs, personal representatives, successors, and assigns of the parties hereto and to any subtenant, and wherever in this lease a reference to either of the parties hereto is made, such reference shall be deemed to include, wherever appropriate, the heirs, personal representatives, successors, assigns, and subtenants of that party. The words “assigns” and “subtenant” have been included in this paragraph as a contingency, and shall not be interpreted to alter or modify the prohibition against assignment or subletting set out in the paragraph on Assignment and Subletting hereof.

27. Captions

The captions as to contents of particular paragraphs herein are inserted only for convenience, and are not to be construed as a limitation in the scope of the particular paragraphs to which they refer.

28. Notices

Whenever under this lease a provision is made for notice of any kind, it shall be deemed sufficient service thereof if such notice is in writing addressed to the respective party to this lease at the address set forth herein and deposited in the mail with postage prepaid or delivered personally to the respective party.

29. Applicable Law

This lease shall be construed in accordance with the laws of the State of North Carolina.

30. Amendment or Modification:

No amendment or additions to this Agreement shall be binding unless in writing and signed by both parties. In the event that information or notification is received by a party, which indicates that this Agreement does not conform with law or the rules or standards of any third party payers, governmental agencies, or other agencies which may have control over the Hospital/practitioner contracts or control over any part of this Agreement or the services hereunder, the parties agree to negotiate in good faith such amendments or modifications to this Agreement as are necessary to conform the Agreement with law or the rules or standards of any third party payers or agencies referred to above.

31. Contract Cancellation:

Cancellation of this contract may be requested by either party, at any time during the contract term. Notice must be given in written form to the parties listed in the lease agreement no later than 90 days prior to the requested termination date. It is understood that the parties involved cannot embark on a new lease arrangement during the original contract period for the same location. During this period the “Tenant” agrees to allow the “Landlord” to show said office space to perspective tenants. Landlord must notify the Tenant at least 24 hours in advance and will be respectful of the Tenants business operations. The Tenant agrees to fulfill any and all financial obligations in full by the last day of the occupancy of the location listed in Addendum A. This paragraph does not replace or diminish the conditions described in Paragraph 15 — Default, or Paragraph 16 — Additional Remedies.

PHYSICIAN SERVICES

In addition to the Lease of Physician Office Space as described under Section A of this Agreement, Tenant may elect to purchase additional services from the Landlord to support Tenant’s Physician Practice. These services are to be provided as long as the Tenant’s lease with Highlands Cashiers Hospital is in force and will be provided in the leased space occupied by the Tenant. Tenant may terminate these services in whole or in part with 30 days prior notice. Note: Sublease contracts with providers other than Highlands Cashiers Hospital do not qualify for the below services.

Services that can be provided:

1.                         Long distance telephone service at cost. (see separate policy)

2.                         Supplies as ordered by Tenant at cost plus 10%. (see separate policy)

3.                         Physician computer billing system. Cost for this service is to be set at the Hospital’s current cost for providing such computer service. (see separate contract)

To select additional services required by Tenant, Tenant should circle the number identifying the service and initial and date each service requested. Landlord will bill the Tenant each month for the services provided.

Separate contracts with full service explanations and responsibilities are to be secured and attached to this document.

IN WITNESS WHEREOF, the parties hereto have signed this lease under seal as of the date first written above.

THE HIGHLANDS-CASHIERS HOSPITAL, INC.
Landlord

By:	Date:
Jim Graham, Administrator

(Corporate Seal)
	Attest:	Date:
Joan Cabe Assistant Secretary

Name of Tenant:	Authorized Signatory
Print

Signature of Tenant:	/s/ Authorized Signatory

Date:	5/27/05

Addendum A

Location and use of office

Tenant:	North Carolina Radiation Therapy Management Services, Inc.
Dr. Charles C. Thomas

The lease space consist of 1,104 sq. ft, located at:

171 Hospital Drive, Suite 600
Highlands, NC 28741

This space consists of: 4 exam rooms, 1 office, 2 bathrooms, 1 business office, 1 common work area, 1 kitchen and a patient waiting area.

The above office space will be made available to you:

Every First and Third Tuesday of each month for half a day — 8:00 a.m. to 12:00 p.m.

October — 5th & 19th
November — 2nd & 16th
December — 7th & 21st
January — 4th & 18th
February — 1st & 15th
March — 1st & 15th
April — 5th & 19th
May — 3rd & 17th
June — 7th & 21st
July — 5th & 19th
August — 2nd & 16th
September — 6th & 20th

Any changes of lease space or alterations in previously agreed upon days of use and or times of use, must be approved by the Landlord and will necessitate a change to the existing contract. Monthly lease rates are based upon fair market value as required by Federal statute

[42 CFR 411.357 (a)]

This contract “FMV” is set at $9.20 per sq ft.

Addendum B

Highlands-Cashiers Hospital
Jane Woodruff Building
Highlands, NC

Visiting physicians leasing office space at the Jane Woodruff Building will be charged additional fee’s to cover basic medical & office supplies in addition to basic telephone service. If a physician desires the services of an office scheduler the additional fee noted below will be added.

The per day fee’s are as follows:

Basic Office & Medical Supplies	= $5.00/ Day
*See attached for a listing of items supplied

Telephone Service	= $8.50/ Day
*This includes basic service only — long distance charges will be billed separately

Total	= $13.50/Day	$6.75/Half Day

Office Scheduler	= $40.00/Day
*See separate contract

Total	= $53.50/Day	$26.75/Half Day

The above fees will be added to the monthly lease statement and carry the same obligations to the tenant as described in section (15 and 16) of the main contract.

$              x               days/month= $                       /month additional fees.

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated December 31, 2009 (this “Amendment”), is by and between 445 PARTNERS LLC (successor-in-interest to 445 Biltmore Center) (“Lessor”), and NORTH CAROLINA RADIATION ENTERPRISES, LLC (successor-in-interest to St. Joseph’s Regional Cancer Center) (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee are parties to that certain Lease dated October 4, 1996 (the “Lease”), for certain real property commonly known as 445 Biltmore Center, Suites G-102, [G-102 extension, G-108 and G-109, Asheville, North Carolina; and

WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.                         Removal of Personal Property. Section 14 of the Lease is hereby amended by:

(a)                     in the first and second lines of such section, deleting the phrase “so long as Lessee is not then in default,”; and

(b)                    deleting the last sentence of such section in its entirety.

2.                         Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Lease.

3.                         Governing Law. This Amendment and the Lease shall be governed by and construed in accordance with the laws of the State of Florida.

4.                         Amendment. Neither this Amendment nor any terms hereof may be amended, supplemented or modified except by a written instrument executed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.                         Full Force and Effect. The Lease shall continue in full force and effect except as modified by this Amendment, and the Lease is hereby ratified and confirmed by Lessor and Lessee. In the event of a conflict between the terms and conditions of the Lease and this Amendment, the terms of this Amendment shall prevail.

6.                         Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

1

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed as of the day, month and year first above written.

LESSOR:

445 PARTNERS LLC

By:	/s/ Daniel E. Dosorett
Name:	DANIEL E. DOSORETT, MD
Its:

LESSEE:

NORTH CAROLINA RADIATION ENTERPRISES, LLC

By:	/s/ Bryan J Carey
Name:	Bryan J Carey
Its:	EVP & CFL

2

Exhibit 10.29(a)

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated December 31, 2009 (this “Amendment”), is by and between 445 PARTNERS LLC (successor-in-interest to 445 Biltmore Center) (“Lessor”), and NORTH CAROLINA RADIATION ENTERPRISES, LLC (successor-in-interest to St. Joseph’s Regional Cancer Center) (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee are parties to that certain Lease dated October 4, 1996 (the “Lease”), for certain real property commonly known as 445 Biltmore Center, Suites G-102, [G-102 extension, G-108 and G-109, Asheville, North Carolina; and

WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.        Removal of Personal Property. Section 14 of the Lease is hereby amended by:

(a)                     in the first and second lines of such section, deleting the phrase “so long as Lessee is not then in default,”; and

(b)                    deleting the last sentence of such section in its entirety.

2.        Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Lease.

3.        Governing Law. This Amendment and the Lease shall be governed by and construed in accordance with the laws of the State of Florida.

4.        Amendment. Neither this Amendment nor any terms hereof may be amended, supplemented or modified except by a written instrument executed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.        Full Force and Effect. The Lease shall continue in full force and effect except as modified by this Amendment, and the Lease is hereby ratified and confirmed by Lessor and Lessee. In the event of a conflict between the terms and conditions of the Lease and this Amendment, the terms of this Amendment shall prevail.

6.        Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

1

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed as of the day, month and year first above written.

LESSOR:

445 PARTNERS LLC

By:	/s/ Daniel E. Dosoretz
Name:	Daniel E. Dosoretz, MD
Its:

LESSEE:

NORTH CAROLINA RADIATION ENTERPRISES, LLC

By:	/s/ Bryan J. Carey
Name:	Bryan J. Carey
Its:	EVP & CFO

2

NORTH CAROLINA RADIATION THERAPY
MANAGEMENT SERVICES, INC.
c/o Radiation Therapy Services, Inc.
2234 Colonial Boulevard
Fort Meyers, Florida 33907

March 21, 2006

CERTIFIED MAIL, RETURN RECEIPT REQUESTED

and

VIA FACSIMILE

445 Partners LLC
c/o Archerd-Bell Investment Group, LLC
1075 Hendersonville Road
Suite 200
P.O. Box 5411
Asheville, NC 28813

Re:                 Notice of Exercise of Option to Extend
Lease of Suite G-102,445 Biltmore Center, Asheville, NC

Gentlemen:

Reference is made to that certain Lease, dated October 4,1996, between 445 Partners LLC (successor to 445 Biltmore Center), as landlord, and North Carolina Therapy Management Services, Inc. (successor to St Joseph’s Regional Cancer Center), as tenant (‘Tenant”), as the same may have been amended or modified (collectively, the “Lease”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease.

This letter shall serve as Tenant’s written notice of its election to extend the term of the Lease for one (1) separate and successive ten (10) year period. Accordingly, kindly provide Tenant with the Base Rental at least thirty (30) days prior to the commencement of the renewal term in accordance with the provisions of Article 3 of the Lease.

Please be guided accordingly.

NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
	Name:	David M. Koeninger
	Title:	Vice President - Chief Financial Officer

445 Condominium Developers, LLC
PO Box 709
Asheville, NC 28802

Mr. David M. Koeninger
North Carolina Radiation Therapy
Management Services, Inc.
2234 Colonial Boulevard
Fort Meyers, Florida 33907

RE:                 Option to Extend
Lease of Suite G-102
445 Biltmore Center
Asheville, NC

Dear Mr. Koeninger:

In your letter dated March 21, 2006 you provided notice of your election to extend the term of the lease referenced above for one successive ten year period.

Before I quote you a base rate let me review a couple of items in question. Your lease is dated October 4, 1996 with a term of 10 years from the Commencement Date. The Commencement Date was tied to commencement of a lease with Regional Oncology Associates for space on the first floor. According to our records, this date is May 1, 1997.

The lease also indicated various square footage amounts that total 10,850 square feet. The Lease Assignment Agreement dated January 1, 2002 reflects 11,533 square feet. We have recently had an architect measure the space at 11,504.58 usable sq feet.

In accordance with Article 3 of the Lease, the base rate for the option term shall be the fair market rental rate. We have recently renewed a lease for Mission Hospital at fair market rental rate of $18.50 per usable square foot. Applying this rate to the 11,504.58 square feet would result in annual base rent of $212,834.73 annually plus the common area maintenance expenses. The lease limits the renewal increase to the CPI over the lease term. This would result in a base rate of $16.80 (9/1996 CPI of 157.8 8/2006 CPI of 203.9) (Rate of $13.00 X 203.9/157.8). This is an annual base rent of $193,276.94.

Please contact me before the end of your lease term on April 30, 2007 so that we may prepare and execute a lease amendment for the renewal period.

Very truly yours,
/s/ Charles W. Archerd
Charles W. Archerd

445 Condominium Developers, LLC
PO Box 709
Asheville, NC 28802

Mr. David M. Koeninger
North Carolina Radiation Therapy
Management Services, Inc.
2234 Colonial Boulevard
Fort Meyers, Florida 33907

RE:                 Option to Extend
Lease of Suite G-102
445 Biltmore Center
Asheville, NC

Dear Mr. Koeninger:

In your letter dated March 21, 2006 you provided notice of your election to extend the term of the lease referenced above for one successive ten year period.

Before I quote you a base rate let me review a couple of items in question. Your lease is dated October 4, 1996 with a term of 10 years from the Commencement Date. The Commencement Date was tied to commencement of a lease with Regional Oncology Associates for space on the first floor. According to our records, this date is May 1, 1997.

The lease also indicated various square footage amounts that total 10,850 square feet. The Lease Assignment Agreement dated January 1, 2002 reflects 11,533 square feet. We have recently had an architect measure the space at 11,504.58 usable sq feet.

In accordance with Article 3 of the Lease, the base rate for the option term shall be the fair market rental rate. We have recently renewed a lease for Mission Hospital at fair market rental rate of $18.50 per usable square foot. Applying this rate to the 11,504.58 square feet would result in annual base rent of $212,834.73 annually plus the common area maintenance expenses.

Please contact me before the end of your lease term on April 30, 2007 so that we may prepare and execute a lease amendment for the renewal period.

Very truly yours,
/s/ Charles W. Archerd
Charles W. Archerd

PERSONAL & CONFIDENTIAL

LEASE

BETWEEN

445 BILTMORE CENTER

AND

ST. JOSEPH’S REGIONAL CANCER CENTER

STATE OF NORTH CAROLINA
LEASE AGREEMENT
COUNTY OF BUNCOMBE

THIS LEASE, made and entered into this 4TH DAY OF OCTOBER, 1996, by and between 445 Biltmore Center, a North Carolina Limited Partnership (hereinafter called the “Lessor”), and ST. JOSEPH’S REGIONAL CANCER CENTER, a North Carolina General Partnership, (hereinafter called “Lessee”);

W I T N E S S E T H;

1.        Premises. The Lessor hereby Leases unto the Lessee, and the Lessee hereby Leases from the Lessor, upon terms and conditions hereinafter set forth, 10,850 square feet (comprised of the following Suites - G-102 4,611 s.f.; G-109 4,747 s.f.; G-108 590 s.f.; and, G-102 extension 902 s.f.) of the Ground floor of the 44 5 Biltmore Center professional office Building (hereinafter called the “Building”), located at Biltmore Avenue, Asheville, North Carolina. The Leased space is shown on Exhibit VI attached hereto and made a part hereof and is called the “Premises”.

2.        Acceptance of Premises. Lessor has made no representation of promises with respect to the Building, Premises, or this agreement except as set forth herein and Lessee’s entry to the Premises shall constitute acceptance thereof.

3.        Term. Lessor and Lessee shall be bound hereunder “upon the execution hereof and the term hereof shall continue in force for a period of ten (10) years after the Commencement Date, as hereinafter defined.

The Lessee shall have the option to extend the term of this Lease for one (1) separate and successive ten (10) year period by giving written notice of the renewal at least six (6) months prior to the expiration of the then current Lease term. The Lessor shall have the right any time prior to 30 days from the commencement thereof to increase the “Base Rental” as specified in Section 6(a) hereof to reflect a fair market rental rate for the building. In no event shall the said increase be greater than the increase in the cost of living index for “all items” as established by the Consumer Price Index (Urban Consumer - 1982 = 100) published by the United States Bureau of Labor Statistics computed by calculating the increase in said index for the sixth month preceding the month in which any extension term is to commence, over said index for the sixth month preceding the month of the original Commencement Date. (If such Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living by an agency of the United States Government or other responsible financial reports, or, if the parties cannot agree upon a selection, one shall be chosen by arbitration.)

4.        Commencement Date. The Commencement Dates shall be as follows:

Suites G-102, 4, 611 s.f., G-108, 590 s.f., G-109, 4,747 s.f., will commence as soon as the Lessor commences the lease with Regional Oncology Associates for the First Floor of the

2

NORTH CAROLINA RADIATION THERAPY
MANAGEMENT SERVICES, INC.
c/o Radiation Therapy Services, Inc.
2234 Colonial Boulevard
Fort Meyers, Florida 33907

March 21, 2006

CERTIFIED MAIL, RETURN RECEIPT REQUESTED

and

VIA FACSIMILE

445 Partners LLC
c/o Archerd-Bell Investment Group, LLC
1075 Hendersonville Road
Suite 200
P.O. Box 5411
Asheville, NC 28813

Re:                 Notice of Exercise of Option to Extend
Lease of Suite G-102, 445 Biltmore Center, Asheville, NC

Gentlemen:

Reference is made to that certain Lease, dated October 4, 1996, between 445 Partners LLC (successor to 445 Biltmore Center), as landlord, and North Carolina Therapy Management Services, Inc. (successor to St. Joseph’s Regional Cancer Center), as tenant (“Tenant”), as the same may have been amended or modified (collectively, the “Lease”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease.

This letter shall serve as Tenant’s written notice of its election to extend the term of the Lease for one (1) separate and successive ten (10) year period. Accordingly, kindly provide Tenant with the Base Rental at least thirty (30) days prior to the commencement of the renewal term in accordance with the provisions of Article 3 of the Lease.

Please be guided accordingly.

NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
	Name:	David M. Koeninger
	Title:	Vice President - Chief Financial Officer

U.S. Department of Labor
Bureau of Labor Statistics
Bureau of Labor Statistics Data

www.bls.gov	Advanced Search | A-Z Index

BLS Home | Programs & Surveys | Get Detailed Statistics | Glossary | What’s New | Find It! In DOL

Change Output	From: 1996	To: 2006	GO
Options:
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Data extracted on: September 25, 2006 (12:49:57 PM)

Consumer Price Index - All Urban Consumers

Series Id: CUUR0000SA0
Not Seasonally Adjusted
Area: U.S. city average
Item: All items
Base Period: 1982-84=100

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual	HA
1996	154.4	154.9	155.7	156.3	156.6	156.7	157.0	157.3	157.8	158.3	158.6	158.6	156.9	15
1997	159.1	159.6	160.0	160.2	160.1	160.3	160.5	160.8	161.2	161.6	161.5	161.3	160.5	15
1998	161.6	161.9	162.2	162.5	162.8	163.0	163.2	163.4	163.6	164.0	164.0	163.9	163.0	16
1999	164.3	164.5	165.0	166.2	166.2	166.2	166.7	167.1	167.9	168.2	168.3	168.3	166.6	16
2000	168.8	169.8	171.2	171.3	171.5	172.4	172.8	172.8	173.7	174.0	174.1	174.0	172.2	17
2001	175.1	175.8	176.2	176.9	177.7	178.0	177.5	177.5	178.3	177.7	177.4	176.7	177.1	17
2002	177.1	177.8	178.8	179.8	179.8	179.9	180.1	180.7	181.0	181.3	181.3	180.9	179.9	17
2003	181.7	183.1	184.2	183.8	183.5	183.7	183.9	184.6	185.2	185.0	184.5	184.3	184.0	18
2004	185.2	186.2	187.4	188.0	189.1	189.7	189.4	189.5	189.9	190.9	191.0	190.3	188.9	18
2005	190.7	191.8	193.3	194.6	194.4	194.5	195.4	196.4	198.8	199.2	197.6	196.8	195.3	19
2006	198.3	198.7	199.8	201.5	202.5	202.9	203.5	203.9						20

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http://data.bls.gov/cgi-bin/surveymost	9/25/2006

PERSONAL & CONFIDENTIAL

LEASE

BETWEEN

445 BILTMORE CENTER

AND

ST. JOSEPH’S REGIONAL CANCER CENTER

LEASE

		Page

25.	Rules and Regulations	19

26.	Staff Privileges and Compliance with Directives	19

27.	Rights and Remedies

28.	Severability

29.	Parties

30.	Approval

31.	Memorandum of Lease

32.	Controlling Law

33.	Notice to Lessor

34.	Waiver of Subrogation

35.	No Broker

36.	Waiver

37.	Easements, Restrictions, and Right-of-Way

38.	Stamp Tax or Sales Tax on Lease	23

39.	Lessor’s Liability	23

40.	Lessor’s Performance of Lessee’s Covenants	23

41.	Lessee’s Taxes	24

42.	Entire Agreement	24

43.	Electricity	24

44.	Limitation of Use	24

45.	Quiet Use of Premises	25

46.	Holding Over by Lessee	25

47.	Ethical Practices	25

STATE OF NORTH CAROLINA
LEASE AGREEMENT
COUNTY OF BUNCOMBE

THIS LEASE, made and entered into this 4TH DAY OF OCTOBER, 1996, by and between 445 Biltmore Center, a North Carolina Limited Partnership (hereinafter called the “Lessor”), and ST. JOSEPH’S REGIONAL CANCER CENTER, a North Carolina General Partnership, (hereinafter called “Lessee”);

W I T N E S S E T H;

1.        Premises. The Lessor hereby Leases unto the Lessee, and the Lessee hereby Leases from the Lessor, upon terms and conditions hereinafter set forth, 10,850 square feet (comprised of the following Suites - G-102 4,611 s.f.; G-109 4,747 s.f.; G-108 590 s.f.; and, G-102 extension 902 s.f.) of the Ground floor of the 445 Biltmore Center professional office Building (hereinafter called the “Building”), located at Biltmore Avenue, Asheville, North Carolina. The Leased space is shown on Exhibit VI attached hereto and made a part hereof and is called the “Premises”.

2.        Acceptance of Premises. Lessor has made no representation of promises with respect to the Building, Premises, or this agreement except as set forth herein and Lessee’s entry to the Premises shall constitute acceptance thereof.

3.        Term. Lessor and Lessee shall be bound hereunder upon the execution hereof and the term hereof shall continue in force for a period of ten (10) years after the Commencement Date, as hereinafter defined.

The Lessee shall have the option to extend the term of this Lease for one (1) separate and successive ten (10) year period by giving written notice of the renewal at least six (6) months prior to the expiration of the then current Lease term. The Lessor shall have the right any time prior to 30 days from the commencement thereof to increase the “Base Rental” as specified in Section 6(a) hereof to reflect a fair market rental rate for the building. In no event shall the said increase be greater than the increase in the cost of living index for “all items” as established by the Consumer Price Index (Urban Consumer - 1982 = 100) published by the United States Bureau of Labor Statistics computed by calculating the increase in said index for the sixth month preceding the month in which any extension term is to commence, over said index for the sixth month preceding the month of the original Commencement Date. (If such Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living by an agency of the United States Government or other responsible financial reports, or, if the parties cannot agree upon a selection, one shall be chosen by arbitration.)

4.        Commencement Date. The Commencement Dates shall be as Follows:

Suites G-102, 4,611 s.f., G-108, 590 s.f., G-109, 4,747 s.f., will commence as soon as the Lessor commences the lease with Regional Oncology Associates for the First Floor of the

2

Biltmore Center. The rent will commence according to this Lease except for the that portion of Suite G-102 that requires upfitting, to be agreed upon by the parties, the rent for this area will be due the earlier of the agreed upon construction time or the issuance of the City of Asheville Certificate of Occupancy.

Suite G-102 Extension, 902 s.f., shall commence upon the issuance of a Certificate of Occupancy by the City of Asheville or upon initial consumption of utilities, which ever occurs sooner.

5.        Conditions of the Premises. The Lessee shall at all times keep the Premises and all adjoining areas and utility installations in a neat, orderly condition and in good order, replacement, maintenance (including painting as needed, light bulbs, and replacement of broken glass) and repair, except the portions thereof to be repaired by the Lessor as provided herein. Lessee shall perform all such obligations in a workmanlike manner and allow no liens to attach. Upon the expiration or other termination of the Lease, Lessee shall quit and surrender the Premises to the Lessor in the same condition as at the commencement of the original term, natural wear and tear only expected. Lessee shall deliver all keys to the Premises to Lessor at the expiration or other termination thereof.

6.        Rent. The Lessee shall pay the Lessor without demand or offset at the Lessor’s office or at such other place as the Lessor may from time to time designate in writing, Base Rental and

3

Additional Rental during the Lease term as follows:

A.     Base Rental. Effective as of the Commencement Date and continuing for the full term of this Lease, Lessee shall pay the following:

Suite G-102 4,611 s.f., Fifty-Nine Thousand Nine Hundred and Forty-Three and 0/100 ($59,943.00) Dollars per annum payable in the amount of Four Thousand Nine Hundred Ninety-Five and 25/100 ($4,995.25) Dollars per month.

Suite G-109 4,747 s.f., Fifty-Two Thousand Two Hundred Seventeen and 0/100 ($52,217.00) Dollars per annum payable in the amount of Four Thousand Three Hundred Fifty-One and 41/100 ($4,351.41) Dollars per month through July 31, 1998. Commencing August 1, 1998 the base rent shall be Sixty-One Thousand Seven Hundred Eleven and 0/100 ($61,711.00) Dollars per annum payable in the amount of Five Thousand One Hundred Forty-Two and 58/100 ($5,142.58) Dollars per month through the remainder of the initial ten (10) year term.

G-108, 590 s.f., Seven Thousand Three Hundred and Seventy-Five Dollars ($7,375.00) per annum payable in the amount of Six Hundred Fourteen and 58/100 ($614.58) per month through July 31, 1998.

Commencing August 1, 1998 the base rent shall be Seven Thousand Six Hundred Seventy and 0/100 ($7,670.00) Dollars per annum payable in the amount of Six Hundred Thirty-Nine and 16/100 ($639.16) per month through the remainder of the

4

initial ten (10) year term.

G-102 Extension, 902 s.f., Three Thousand One Hundred Twenty-Nine and 94/100 ($3,129.94) per annum payable in the amount of Two Hundred Sixty and 82/100 per month through the term of the initial lease or until such time as the Land Lease and Easement is increased.

Base Rentals shall be paid by Lessee to Lessor in advance of the first day of each month. All rentals due for the period prior to the Commencement Date shall be paid in advance.

B.        Additional Rental. Lessee shall pay to Lessor as additional rental (“Additional Rental” sometimes referred to as “Cost Pass Through” (“CPT” in every day language) Lessee’s share (as hereinafter defined) of the increase each year in Operating Expense (as hereinafter defined) over the Base Operating Expense (as hereinafter defined). “Lessee’s share shall equal that portion of such increase that the square footage of the Premises bears to all space available for lease in the Building. The term “Operating Expense” shall include all Lessor’s costs of operation, replacement and maintenance of the Building for each year including, but not limited to, all ad valorem taxes, premiums for insurance, management costs, utility charges, Building and parking lot security expense, parking lot maintenance expenses, janitorial and maintenance expenses, but shall not include the cost of capital improvements (such definition shall in no way increase Lessor’s obligations hereunder). The term “Base Operating Expense” shall

5

mean the sum of $3.00 per square foot per calendar year. As soon as practical after December 31 of each calendar year, the Lessor shall deliver to the Lessee (i) a statement of Operating Expenses for the fiscal year just ended, (ii) a computation of Lessee’s share of such Operating Expenses, and (iii) a statement of Additional Rentals, if any, payable by Lessee, hereinafter called the “Notice of Payment of Additional Rentals”. Lessee shall pay such Additional Rentals within ten (10) days after receipt of Notice of Payment of Additional Rentals. At Lessor’s option, Lessor may estimate the Additional Rentals and bill the Lessee monthly in advance for such Additional Rentals; and Lessee shall pay the same to Lessor in advance, at the same time and together with the monthly Base Rentals. If such monthly billing is elected by Lessor, and Lessee’s share of the Operating Expenses for the applicable calendar year exceeds the Additional Rentals paid by Lessee for such calendar year, Lessee shall pay such excess within ten (10) days after receipt of Notice of Payment of Additional Rentals. If Lessee’s Share of the Operating Expenses for the applicable calendar year is less than the Additional Rentals paid by Lessee for such calendar year, Lessor shall immediately credit and reduce Lessee’s current Additional Rental payments accordingly. All Additional Rentals for the calendar year in which the lease term terminates shall be due and payable upon receipt of Notice of Payment of Additional Rentals even if such Notice is received after the lease termination date. With respect to the Additional Rentals, within sixty (60) days from the end of each calendar year,

6

Lessee upon reasonable notice to Lessor, may have access to Lessor’s records to verify, at Lessee’s expense, the Operating Expenses for the applicable calendar year.

The base operating expense for the 902 square foot vault (G-102 Extension) shall be $3.47 less ad valorem taxes per square foot per annum. Ad valorem taxes shall be paid directly by the Lessee.

7.        Improvements and Alterations. The Lessee shall have no right to make improvements or alterations on the Premises, except in conformity with the following conditions:

A.     No improvements or alterations shall at any time be made which shall effect the structure, impair the structural soundness or diminish the value to the Building.

B.     No improvements or alterations shall be made at any time without first obtaining the Lessor’s written approval of the plans and specifications therefor, but such approval shall not be unreasonably withheld by the Lessor. The Lessee shall furthermore first obtain the Lessor’s written approval before any modification or changes are made in such plans and specifications after Lessor’s approval thereof.

C.     No improvements or alterations shall be undertaken until Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and government subdivisions having jurisdiction.

7

D.     All work done in connection with any improvements or alterations shall be done by a properly licensed contractor who has been approved by the Lessor. All work shall be performed in a good and workmanship manner and in compliance with all Building and zoning laws, and with all other laws, ordinances, rules, regulations and requirements of any federal, state or municipal government or agency having jurisdiction and shall be promptly paid for and completed free of all mechanic’s or materialmen’s liens. No work shall be commenced until Lessee shall have delivered lien waivers to Lessor signed by all contractors of Lessee.

E.      Any improvement or alteration to the Premises, except movable furniture, trade fixtures and medical equipment, shall at once become the absolute property (except Lessee shall list Leasehold improvements for ad valorem taxes) of the Lessor and remain upon and be surrendered with the Premises as a part thereof at the termination of the Lease without disturbance or injury. The exception to this section shall be that contained in Exhibit IV Paragraph 2.

8.        Lessor’s Obligations. The Lessor shall furnish, to the extent it is able, a reasonable amount of electric power, janitorial service, water and heat and air conditioning sufficient in the Lessor’s judgment, to keep the Premises comfortable for use and occupancy. The Lessor shall not be liable for failure to furnish or delay in furnishing elevator services, electric power, heat, air conditioning, water or janitorial service, when such failure is caused by the need for repairs, a strike or labor

8

controversy, a riot, the inability to secure fuel for the Building, any accident or casualty, unauthorized act or default by janitors, other tenants or employees of Lessor, or any cause beyond the reasonable control of the Lessor. No failure shall constitute eviction or constructive eviction.

9.        Repairs. The Lessor shall have no duty to the Lessee to make any repairs or improvements to the Building except structural repairs necessary for safety and tenantability providing Lessee promptly notifies Lessor of the need therefor. The Lessor shall not be required to make, and Lessee shall make any such repairs made necessary by the act or neglect of the Lessee, its agents, employees or visitors.

10.      Loss or Damage and Insurance. The Lessor shall not be liable for any damage to persons or property in the Premises or in or about the Building, whether caused by Acts of God, gas smoke, steam, electricity, wind, ice, rain, snow, water or otherwise. Lessor shall not be liable for any damage to persons or property sustained by Lessee or others howsoever arising whether due to the Premises or any part thereof being out of repair, or due to the happening of any accident in or about the Building, or due to any negligence of any tenant or occupant of the Building or any other person or otherwise. The Lessee shall indemnify the Lessor and hold it harmless from any and all claims, liability and loss, including attorneys fees and costs, for personal injuries or property damage sustained or claimed to have been sustained by any person or property in, upon or about the Premises whether arising

9

from the Lessee’s conduct of business on the Premises, the negligence, misconduct or breach of any provision of this Lease by the Lessee, his agents, servants or employees, or any other person entering upon Leased Premises under express or implied invitation of the Lessee or otherwise. Lessee shall pay for and keep in force a liability insurance policy with a minimum $500,000 single limit in companies satisfactory to Lessor covering Lessee’s business operations on the Premises, naming Lessor as an additional insured thereunder and with a duplicate original thereof to be delivered to Lessor. In addition Lessee shall pay for and keep in force fire insurance with extended coverage insuring to their full insurable value all of Lessee’s personal property, fixtures and equipment, and copies of such insurance shall be delivered to Lessor.

11.      Use of Premises. The Premises shall be used and occupied by the Lessee solely for the purpose of a medical office. The Lessee shall not use the premises in any manner which will increase the premium rate for any kind of insurance affecting the Building in which the Premises are located, and if, because of anything done or caused to be done, permitted or omitted by the Lessee, the premium rate for any kind of insurance affecting such Building shall be raised, then, in such event, the amount of the increase in premium which the Lessor shall be thereby obligated to pay for insurance shall be paid by the Lessee to the Lessor on demand as additional rental.

12.      Enjoyment of Premises. The Lessee, on paying the rental and keeping and performing the agreements and covenants herein

10

contained, shall be undisturbed by Lessor subject, however, to the terms of this Lease.

13.      SubLease or Assignment. The Lessee shall not, without the written consent of the Lessor, assign this Lease or sublet the Premises or any part hereof. Should Lessor’s permission therefore be given, any rent or other amounts received by Lessee as a Sublessor or Assignor in excess of the amounts due to Lessor shall be the property of the Lessor and shall be promptly delivered to Lessor as additional rental. It is expressly understood and agreed by Lessee that Lessee’s reputation constitutes substantial consideration for Lessor’s entering herein. Lessor’s consent hereunder may be withheld in its sole discretion.

14.      Removal of Personal Property. So long as Lessee is not then in default, the Lessee may, at the termination hereof, remove all personal property and movable trade fixtures which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal and the Premises are placed in the condition as existed at the Commencement Date. If the Lessee shall fail to remove all such property from the Premises upon the termination of this Lease for any cause whatsoever, the Lessor may, at its option, remove the same in any manner that the Lessor may choose and store it at Lessee’s expense without liability to the Lessee for loss thereof. In such event, the Lessee shall pay to Lessor on demand any and all expenses incurred in such removal, including court costs, attorney’s fees, and storage charges for the length of time the same shall be in the Lessor’s actual or

11

Constructive possession. Alternatively, the Lessor may, at its option deem the property abandoned and immediately become the owner thereof or, without notice, and without legal process, sell the property or any part thereof at a public or private sale for such price as the Lessor may obtain, and apply the proceeds of the sale first to the expenses incident to removal and sale of said property and then to any amounts due under this Lease. Should notice of sale be required by laws, then three (3) days notice shall be deemed commercially reasonable and sufficient. If the Lessee is in default, the Lessor shall have a lien on said personal property and movable trade fixtures as security for all sums due from the Lessee to the Lessor and shall have the right to sell said property as above provided unless there is then a legally enforceable lien on the same superior to the rights of the Lessor in said property.

15.      Personal Property Risk. All personal property brought into the Premises by the Lessee shall be at the risk of the Lessee only, and Lessor shall not be liable for theft thereof or any damage thereto howsoever occasioned whether by an act of tenants, other occupants of the Building, any other person or otherwise.

16.      Lessee’s Obligation to Occupy and Lessor’s Consent to Vacate. The Lessee shall occupy the Premises upon the Commencement Date of this Lease as stated in the Section 4 hereof. The Lessee shall not abandon or vacate the Premises during the term of the Lease without the prior consent of the Lessor.

12

17.      Default

A.     Any one and all of the following events shall constitute an Event or Default.

i.           If Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act or voluntarily takes advantage of any such act or makes an assignment for the benefit of creditors;

ii.          If involuntary proceedings under any bankruptcy law, insolvency or receivership action shall be instituted against Lessee or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings are not dismissed, or the receivership or trusteeship vacated, within ten (10) days after the institution or appointment;

iii.         If Lessee fails to pay rentals to the Lessor or fails to pay any other charges when due, and does not make the payment within five (5) days after written notice thereof. For the purposes hereof, such other charges shall constitute additional rentals;

iv.         If Lessee fails to fully perform and comply with all conditions of Lease Agreement and such failure of performance continues for a period of ten (10) days after notice thereof;

v.          If Lessee vacates or abandons the Premises;

vi.         If the interest of Lessee is transferred or assigned to any other person, firm or corporation except as herein permitted;

13

vii.        If Lessor, in any three (3) months of any Lease Year, give any notice to Lessee pursuant to subsection iii and iv above, notwithstanding Lessee’s cure of default within the allowable period or periods.

viii.       If Lessee loses their license to practice or is otherwise unable to practice full time for a period exceeding 90 days in one calendar year.

B.     Upon the occurrence of any Event of Default as set forth above, Lessor shall have at its option any one or more the following rights:

i.           To cancel and terminate the Lease Agreement and all interests of the Lessee hereunder by giving notice of such cancellation and termination not less than ten (10) days prior to the effective date of such termination. Upon the expiration of said ten (10) day period, the Lessee shall have no further rights under this Lease Agreement; and/or

ii.          To make any payment required of Lessee herein or correct any condition required” to be corrected by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting any such condition and to remain on the Premises until the complete correction of such condition. However, no expenditure by Lessor on behalf of Lessee shall be deemed to waive or release Lessee’s breach hereof and Lessor shall retain all rights to proceed against Lessee as set forth herein; and/or

iii.         To reenter the Premises immediately with or without Order of Court and without being guilty of trespass, remove

14

the property and personnel of Lessee and store such property in a public warehouse or such other location selected by Lessor, all at the expense of Lessee. After such reentry, Lessor shall have the right to terminate this Lease Agreement by giving ten (10) days notice of termination to Lessee, but without such notice, the reentry by Lessor shall not terminate this Lease Agreement. On termination, Lessor may recover from Lessee all damages resulting from Lessee’s breach, including the cost of recovery of the Premises and placing them in satisfactory condition, the value of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Term, all of which sums shall be immediately payable to Lessor from Lessee; and/or

iv.         To relet the Premises or any part thereof for any term, with or without terminating the Lease, and at such rentals and on such other terms as Lessor may select including the right to grant free rental, and to alter and repair the Premises as Lessor deems necessary. Should Lessor relet the Premises, Lessee shall pay all expense of reletting including brokers’ or finders’ fees and such reasonable attorneys’ fees as Lessor may incur. Lessor shall apply the rent received from reletting in the following order: (1) To expenses of reletting; (2) To Lessee’s indebtedness to Lessor other than for rentals; and (3) To rentals due to the future; and/or

v.          To accelerate the rentals with or without entry; and/or

15

vi.         To collect reasonable attorney fees actually incurred and not exceeding fifteen (15%) percent of the amounts due from the Lessee to the Lessor hereunder, together with court costs incurred in enforcing the rights of the Lessor hereunder; and/or

vii.        All other rights and remedies provided by law for a Lessor with a defaulting Lessee including all such money damages as Lessor shall be entitled to pursuant to the law of damages.

18.      Governmental Requirements. The Lessee shall, at its own expense, promptly comply with all rules, regulations, statutes, ordinances, and requirements of any legally constituted public authority in connection with Lessee’s occupancy of the Premises.

19.      Condemnation. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then this Lease shall terminate as to the part taken on the date possession of that part is surrendered (or as of the date of Judgment of Order, if earlier) and any unearned rent paid or credited in advance shall be refunded. The Lessee shall not be entitled to receive any part of any award or awards arising out of such condemnation whether for the value of this Leasehold, Leasehold improvements or otherwise. The Lessee may at its own expense commence independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage Lessee may have incurred.

20.      Fire or Casualty. If the Premises shall be partially or completely damaged or destroyed by fire or other casualty, Lessor

16

shall have the right to terminate this Lease Agreement. If said option to terminate is not exercised by Lessor, Lessor shall, as soon as reasonably possible, effect the required repairs and reconstruction of the Premises and during such time as said repairs or reconstruction are being made, the rentals hereinabove provided shall be abated from the date Lessee makes the Premises available to Lessor to effect such repairs and construction, but only to the extent and in the proportion that the Premises are untenantable for the normal use thereof by Lessee. Any other provisions contained herein notwithstanding, the Lessor shall be required and obligated to effect repairs and reconstruction only to the extent of any sums of money, if any, which are received by Lessor under Lessor’s insurance coverage as a direct result of said fire or other casualty.

21.      Inspection. The Lessor shall have the right to enter and grant licenses to others to enter the Premises at any time during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of the Building and to exhibit the Premises to prospective tenants, mortgagees or purchasers and for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to the terms of this Lease or to the rules and regulations of the Building. No such entry shall constitute actual or constructive eviction.

17

22.      Subordination to Mortgages. This Lease Agreement and the rights of Lessee are subordinate to and shall be subordinate to the lien of any first mortgage or deed of trust (hereinafter called “Mortgage”) whether such Mortgage is currently a lien on the Premises or hereafter becomes a lien on the Premises and no further agreements or documents shall be required to render this Lease the Lessee’s rights subordinate to such Mortgage. At Lessee’s request and at Lessee’s expense, Lessor shall endeavor to obtain for Lessee a non-disturbance agreement in recordable form providing in substance that Lessee’s tenancy shall not be disturbed nor affected by any default under the Mortgage provided that Lessee is not in default under any of the terms, conditions and covenants hereof. Lessee shall at all times upon request of Lessor promptly furnish documents stating that this Lease is in full force and effect, that no defaults of the Lessor exist, and such other matters as are customarily contained in what is known as an “estoppel letter” or a “good-standing letter”. Should Lessee fail to deliver such documents within ten (10) days of Lessor’s request thereof, Lessor shall be deemed Lessee’s attorney-in-fact for the purpose of executing such documents in the name of Lessee unless Lessee has within such period provided written notice to Lessor or Lessee’s claim of Lessor’s default.

23.      Signs and Hallways. The Lessee shall not paint or place signs or other advertising material upon the Premises except with the consent of the Lessor. Lessee shall place no benches, chairs, or other items on the hallways or other areas of the Building or

18

Premises.

24.      Notices. Any notice required or allowed by this Lease to be given to either the Lessor or the Lessee must be in writing and shall only be deemed delivered upon deposit in the United States Mail sent via “Certified” or “Registered” mail, postage prepaid and properly addressed to the parties as follows:

Lessee:	Mrs. Charlene R. Thomas, MHA
Administrator
St. Joseph’s Regional Cancer Center
445 Biltmore Center, Suite G-102
Asheville, N. C. 28801

Lessor:	Ken M. Michalove, Executive Vice President
Mountain Health Services, Inc.
Managing General Partner - 445 Biltmore
Center Limited Partnership
445 Biltmore Center
445 Biltmore Avenue, Suite G-101
Asheville, N. C. 28801

25.      Rules and Regulations. The Lessor has made, and from time to time shall make, rules and regulations for the government of the Premises. These rules and regulations whether now in existence or hereafter made, are, and shall be, part of this Lease and binding upon the Lessee to the same extent as if set out herein and copies thereof shall be delivered to the Lessee.

26.      Staff Privileges and Compliance with Directives. Lessee acknowledges that he or, if Lessee is a professional association, the shareholders of Lessee, of if Lessee is a partnership, the partners of Lessee, have staff privileges in good standing at the St. Joseph’s Hospital and further covenants to retain the same during the term of this Lease. Lessee covenants and agrees to abide by the Ethical and Religious Directives for Catholic Health

19

easement, restriction or rights-of-way shall prohibit the use of the Premises as intended pursuant to Section 11 above.

38.      Stamp Tax or Sales Tax on Lease. Should any governmental or quasi-governmental authority having jurisdiction over the Premises declare or otherwise assess any tax on Leases or Leaseholds whether designated as a stamp tax, sales tax or otherwise, then in any of such events, all taxes declared or charged shall be the obligation of the Lessee and shall be paid by Lessee to such authority or shall be paid to Lessor in reimbursement and as additional rental.

39.      Lessor’s Liability. Notwithstanding anything to the contrary contained herein, in the event of any breach hereof by Lessor or failure of Lessor to perform any of its obligations hereunder, Lessor shall have no personal liability for such matters but Lessee shall look solely to Lessor’s interest in the Premises for satisfaction. Lessor shall upon any sale of its interest in the Premises be relieved of further performance hereunder. Lessee by execution hereof attorns to any such subsequent purchaser.

40.      Lessor’s Performance of Lessee’s Covenants. Should Lessee, after seven (7) days’ notice from the Lessor, fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, in addition to any and all other rights and remedies, may (but shall not be required to) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall constitute additional rental due from Lessee to Lessor and shall be payable as

23

rental on the date for payment of rentals immediately following such expenditure. In addition to the foregoing, Lessee shall pay as further additional rental twenty percent (20%) of the amount due Lessor under this Section 40 as a service and overhead fee.

41.      Lessee’s Taxes. Lessee shall promptly list for taxes and pay the taxes on all personal property placed by Lessee on the Premises prior to the delinquency date thereof. In addition, Lessee shall pay all ad valorem taxes assessed against the building addition designated herein as G-102 Extension. Copies of all receipts marked “paid” shall be delivered to Lessor prior to the delinquency date.

42.      Entire Agreement. This Lease agreement contains the entire understanding and agreement between Lessor and Lessee, and all prior negotiations and understandings are merged herein.

43.      Electricity, Water and Sewer. Lessor may request that the electric, water and sewer utility companies determine if Lessee is utilizing more electricity, water and sewer service than the Building average per square foot for all tenants after Lessee occupies the space. If the utilization is greater, Lessee shall pay the difference in the averages multiplied by the number of square feet in the Premises to the Lessor on a monthly basis.

44.      Limitation of Use. The use of the Premises by Lessee shall only be described in Section 11 hereof. The Lessee agrees that it will add additional equipment, capacity and/or scope of services rendered only with the prior written consent of Lessor.

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45.      Quiet Use of Premises. Lessor represents and warrants that it has full right and authority to enter into this Lease and that Lessee, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance of molestation from Lessor or any third party claiming through Lessor, subject to the terms and provisions of this Lease.

46.      Holding Over By Lessee. Lessee shall not acquire any right of interest in the Premises by remaining in possession after termination of this Lease. During any such period of holding over, Lessee shall be a tenant at will subject to all other obligations imposed upon it by this Lease. However, this Lease shall be deemed to have been extended for an additional one-year period if (at any time after ten (10) days from the termination of this Lease, but before Lessee vacates the Lease Premises) Lessor notifies Lessee of Lessor’s election that the holding over shall result in such an extension. During any such extension the terms of this Lease, including rent at the rate then applicable as provided in Section 6A and 6B of this Lease, shall remain in full force and effect during said extended term of this Lease.

47.      Ethical Practices. It is expressly understood and agreed by Lessee that Lessee’s reputation constitutes substantial consideration for Lessor’s entering this agreement. Lessee covenants and agrees to perform its business in an ethical manner and prohibit activities on the Premises not in keeping with ethical

25

religious directives for Catholic health care facilities.

26

IN WITNESS WHEREOF, the Lessor has executed this agreement by an officer duly authorized to execute, seal and deliver this agreement for and on behalf of the Lessor, and the Lessee has executed, sealed and delivered this agreement or has caused this agreement to be executed, sealed and delivered by this officer or general partner thereunto authorized (whatever applicable), this the day and year first above written.

ATTEST:	Lessor

445 Biltmore Center

/s/ Authorized Signatory	By:	/s/ Kenneth M. Michalove
Kenneth M. Michalove
	Title:	Executive Vice President

WITNESS	Lessee

/s/ Authorized Signatory	By:	/s/ G. John Coli
G. John Coli

WITNESS	Lessee

/s/ Authorized Signatory	By:	/s/ Charles C. Thomas
Charles C. Thomas, II, M.D.

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STATE OF NORTH CAROLINA
LESSOR
COUNTY OF BUNCOMBE

I, a Notary Public of said State and County, do hereby certify that Kenneth M. Michalove, Exe. Vice President personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and Notarial Seal, this 4th day of October, 1996.

/s/ Authorized Signatory
NOTARY PUBLIC

My Commission Expires

My Commission Expires 9-14-2000

28

STATE OF NORTH CAROLINA
LESSEE
COUNTY OF BUNCOMBE	G. John Coli

I, a Notary Public of said State and County, do hereby certify that G. John Coli personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and Notarial Seal, this 4th day of October, 1996.

NOTARY PUBLIC
/s/ Authorized Signatory

My Commission Expires

My Commission Expires 9-14-2000

STATE OF NORTH CAROLINA

29

COUNTY OF PUNCOMBE	LESSEE

Charles C. Thomas, II, M.D.

I, a Notary Public of said State and County, do hereby certify that Charles C Thomas II personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and Notarial Seal, this 4th day of October, 1996.

/s/ Authorized Signatory
Notary Public

My Commission Expires

7-18-99

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Exhibits

I          Letter to G. John Coli and Charlene R. Thomas June 3, 1996

II         Memorandum to Charlene R. Thomas - July 22, 1996

III        Memorandum to G. John Coli and Charlene R. Thomas - September 9, 1996

IV        Memorandum to G. John Coli and Charlene Thomas - September 12, 1996

V         Ethical and Religious Directives for Catholic Health Care Facilities

VI        Floor Plan for offices and accelerator vault

Exhibit I

BILTMORE CENTER	445 BILTMORE AVENUE ASHEVILLE, NORTH CAROLINA 28801

June 3, 1996

G. John Coli, Ph.D.,
President & COO
St. Joseph’s Health Services Corporation
345 Biltmore Avenue
Asheville, N. C. 28801

Mrs. Charlene R. Thomas, MHA
Administrator
St. Joseph’s Regional Cancer Center (SJRCC)
Suite G-109, 445 Biltmore Center
Asheville, N. C. 28801

Dear John and Charlene:

Based on the information that I have received from you regarding SJRCC space needs for the future, I am making you the following offer subject to the approval of the Finance Committee and Board. For purposes of this proposal “Lessor” shall be the 445 Biltmore Center Limited Partnership and “Lessee” shall be SJRCC.

Lessor:

Lease G-102, 4,611 s.f., commencing seven days from the date we receive notice from Regional Oncology Associates (ROA) that they have vacated the space and moved to their permanent offices on the first floor.

Lease G-109 and G-108 as described under the Lessee section.

Provide the services of Ernie Peterson as project manager and Mountain Health Services General Contractor license to do the following: pass through with a 10% add on, the cost for subcontract work and materials; analyze bids and give his recommendation to you for your final selection; review and approve invoices for the project and recommend payment of same to you; and, make sure the job is completed on time.

Due to the commitments we have made and plan to make with regard to tenants that are not in the St. Joseph’s family; and, in keeping with the requirement we have made of the Mission+St. Joseph’s System, I will be recommending that the Lessee pay all of their moving and costs of upfitting.

Lessee:

Effective with the commencement date of the lease for G-102 agree to an initial lease term of 10 years for G-102, G-109 and G-108 for a total of 9,948 s.f. with an option to renew for 10 years.

Agree to the lease rates for the initial term as follows:

G-102 (4,611 s.f.) $13.00 s.f. plus cost pass through;

G-109 (4,747 s.f.) $11.00 s.f. plus cost pass through until July 31, 1998 and $ 13.00 s.f. plus cost pass through thereafter; and,

G-108 ( 590 s.f.) $11.00 s.f. plus cost pass through until July 31, 1998 and $ 13.00 s.f. plus cost pass through thereafter.

Agree to the option to renew for a base rate of the “market rate” for the building at that time, plus cost pass through for 9,948 s.f.

Comply with the conditions of the standard form 445 Biltmore Center Limited Partnership lease.

Execute Mountain Health Service’s standard agreement between Contractor and Owner for the upfitting of the offices.

Provide personal signature guarantees for the lease of appropriate parties.

Pay for architect, engineering and upfitting.

With your concurrence to this proposal, I will present this to the Finance Committee on June 17, 1996. Please sign one of the attached copies and return it to me as soon as possible.

Very truly yours,

/s/ Ken M. Michalove
Ken M. Michalove, Executive Vice President Mountain Health Services, Inc.
Managing General Partner
445 Biltmore Center Limited Partnership

I concur in this offer, as ammended in the attached memorandums dated Sept. 9, 1996 and Sept. 12, 1996.

/s/ G. John Coli	10/15/96
G. John Coli, Ph. D.	Date

/s/ Charles C. Thomas	9/16/1996
Charles C. Thomas, III, M.D.	Date

Exhibit II

Memorandum

To:	Charlene Thomas

From:	Ken Michalove	Date: July 22, 1996

Subject:	SJRCC Lease

Charlene, when we met on June 14, 1996 we discussed your questions regarding the proposed lease between 445 Biltmore Center and SJRCC. For reference sake I have attached a copy of the letter we referred to during our meeting.

In an effort to have a proposal to present to the Finance Committee on August 19, 1996 I would like to have a signed copy of the lease that I sent June 14 by August 5. The following modifications will be made to that lease:

The lease for G-102, 4,611 s.f., will commence as soon as the Biltmore Center commences the lease with ROA for the first floor. The rent will be due according to the lease except for the following amount of square feet. On that portion of the 4,611 s.f. that requires upfitting, to be agreed upon by the parties, the rent will be due the earlier of the agreed upon construction time or the issuance of the Certificate of Occupancy.

G-108, which is the old private dining room for Cafe 445 now used by SJRCC as a conference room & library, will be part of the square footage included in the continuing lease agreement.

SJRCC shall contract with Mountain Health Services, Inc. and sign the standard form contract for project management of the upfitting. The cost to SJRCC for these services will be the actual sub-contract work and materials plus 10%, excluding architect fees. Ernie Peterson will do the following: analyze bids and give you his recommendation for final approval; review and approve invoices for the project and recommend payment of same to you; and, make sure the job is completed on schedule. Enclosed is a copy of the Mountain Health Services standard contract.

As I mentioned to you, I am not at liberty to discuss the arrangements we have with other tenants regarding their leases. However, as I suggested you can contact Marge Beazley to see if she wants to release that information. As it stands under the proposal that I made to SJRCC, the Lessor expects SJRCC to pay all upfitting costs including architect fees.

In addition, Lessee would pay for any moving costs associated with the consolidation of the offices.

We cannot put a cap on cost pass through. However, in the past 12 years they have averaged 3 to 5 percent.

In the option to renew, I will change the section to read as follows: “ . . . . . at least six (6) months prior to the expiration of the then current Lease term. The Lessor shall have the right any time prior to 30 days from the commencement thereof to increase the “Base Rental” as specified in Section 6 (a) hereof to reflect a fair market rate for the building. In no event shall the said increase be greater than the increase in the cost of living index for “all items” as established by the Consumer Price Index (Urban Consumer - 1982 = 100) published by the United States Bureau of Labor Statistics computed by calculating the increase in said index for the sixth month preceding the month in which any extension term is to commence, over said index for the sixth month preceding the month of the original Commencement Date. (If such Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living by an agency of the United States Government or other responsible financial reports, or, if the parties cannot agree upon a selection, one shall be chosen by arbitration.)”

We will meet at the appropriate time to make sure that architect, engineering and upfitting costs that effect SJRCC and ROA are appropriately assigned.

This memo, my letter to Dr. Thomas and Dr. Coli of June 3 and the proposed lease will constitute the documents that I will submit to the Finance Committee on August 19.

Per your request, I will recommend to the Finance Committee that we waive the personal signature guarantees.

If you have any questions, please let me know. Otherwise, I would appreciate it if you would have Dr. Thomas and Dr. Coli sign the June 3 proposal.

Thanks for your help in getting this completed.

CT714.96

AGREEMENT BETWEEN OWNER AMD CONTRACTOR

AGREEMENT

made as of the                          day of                  in the year of Nineteen Hundred and Ninety                           .

BETWEEN THE OWNER:

AND THE CONTRACTOR:	Mountain Health Services, Inc.
Suite G-101, 445 Biltmore Ave.
Asheville. N.C. 28801

THE PROJECT:

The Owner and the Contractor agree as set forth below.

ARTICLE 1
THE WORK

1.1       The Contractor shall coordinate and supervise all subcontractors furnishing materials and performing the Work as required by the Contract Documents. In addition, the Contractor shall supply additional labor and materials at Contractor’s cost, as needed and required by the Contract Documents.

ARTICLE 2
TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

2.1       The Work to be performed under this Contract shall be commenced immediately and, subject to authorized adjustments and availability of custom cabinets. Substantial Completion shall be achieved not later than                         .

ARTICLE 3
CONTRACT SUM

3.1       The Owner shall pay the Contractor in current funds for the performance of the Work, subject to additions and deductions by Change Order as provided in the Contract Documents, the Contract Sum of                                                          (S              ).

3.2       The Contract Sum is determined as follows: Per the Contractor’s review of the plans and specifications as approved by the Owners. It is noted that allowances for floor and wall coverings labor was used due to the lack of sufficient information to price upgrade materials the Owner may select.

ARTICLE 4
PROGRESS PAYMENTS

4.1       The Owner shall make progress payments on account of the Contract Sum to the Contractor as provided in the Contract Documents and based upon 95% of the cost of labor and materials incorporated in the work and materials suitably stored on the site for the period ending the last day of the month as follows: Requests for payment submitted to the Owner by the first of the month shall be paid to the Contractor not later than the 7th day of the following month. The final 5% retainage will be paid in accordance with paragraph 5.1 of this agreement.

ARTICLE 5
FINAL PAYMENT

5.1       Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by the Owner to the Contractor when the Work has been completed, the Contract fully performed, and the Work accepted by the Owner.

ARTICLE 6
ENUMERATION OF CONTRACT DOCUMENTS

6.1       The Contract Documents, which constitute the entire agreement between the Owner and the Contractor, are listed in Article 7 and, except for Modifications issued after the execution of this Agreement, are enumerated as follows:

GENERAL CONDITIONS

ARTICLE 7
CONTRACT DOCUMENTS

7.1       The Contract Documents consist of this Agreement, the Drawings, the Specifications, all Addenda issued prior to the execution of this Agreement, and all Modifications issued after execution of the contract such as Change Orders, written interpretations and written orders for changes in the Work. The Contract Documents constitute the entire agreement between the Owner and Contractor with reference to the Work. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work. The Contract Documents are complementary, and what is required by any one shall be as binding as if required by all. Work not covered in the Contract Documents will not be required unless it is consistent therewith and reasonably inferable therefrom as being necessary to produce the intended results.

7.2       By executing the Contract, the Contractor represents that he has visited the site and familiarized himself with the local conditions under which the Work is to be performed.

7.3       The Work comprises the completed construction required by the Contract Documents and includes all labor necessary to produce such construction, and all materials and equipment incorporated or to be incorporated in such construction.

ARTICLE 8
OWNER

8.l        The Owner shall furnish all surveys and a legal description of the site when, required.

8.2       Except as provided in Paragraph 9.5, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or permanent changes in existing facilities.

8.3       If the Contractor fails to correct defective Work or persistently fails to carry out the Work in accordance with the Contract Documents, the Owner, by written order, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, this right of the Owner to stop the Work shall not give rise to any duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

ARTICLE 9
CONTRACTOR

9.1       The Contractor shall supervise and direct the Work, using his best skill and attention and he shall be solely responsible, for all construction means, methods, techniques, sequences and procedures for coordinating all portions of the Work under the Contract.

9.2       Unless otherwise specifically provided in the Contract Documents, the Contractor shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

9.3       The Contractor shall at all times enforce strict discipline and good order among his employees and shall not employ on the work any unfit person or anyone not skilled in the task

9.4       The Contractor warrants to the Owner that all materials and equipment incorporated in the Work will be new unless otherwise specified, and that all work will be of good quality, free from faults and defects under normal use, service and maintenance, and in conformance with the Contract Documents. Such warranty shall remain in effect for a period of one (1) year after acceptance of the Work by the Owner except as to items which are warranted by the manufacturer thereof direct to Owner or as to which warranties have been validly assigned by Contractor to Owner. All Work not conforming to these requirements may be considered defective.

9.5       Unless otherwise provided in the Contract Documents, the Contractor shall pay all sales, consumer, use and other similar taxes which are legally enacted at the time bids are received, and shall secure and pay for the building permit and for all other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work.

9.6       The Contractor shall give all notices and comply with all laws, ordinances, rules, regulations, and lawful orders of any public authority bearing on the performance of the Work.

9.7       The Contractor shall be responsible to the Owner for the acts and omissions of his employees, Subcontractors and their agents and employees, and other persons performing any of the Work under a contract with the Contractor.

9.8       The Contractor shall review, approve and submit all Shop Drawings, Product Data and Samples required by the Contract Documents. The Work shall be in accordance with approved submittals.

9.9       The Contractor at all times shall keep the premises free from accumulation of waste materials or rubbish caused by his operations. At the completion of the Work he shall remove all his waste materials and rubbish from and about the Project as well as his tools, construction equipment, machinery and surplus materials.

9.10     The Contractor shall pay all royalties and license fees. He shall defend all suits or claims for infringement of any patent rights and shall save the Owner harmless from loss on account thereof.

9.11     To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner and his agents and employees from and against all claims, damages, losses and expenses, including but not limited to attorney’s fees arising out of or resulting from the performance of the Work, provided that any such claim, damage, loss or expense (1) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including the loss of use resulting therefrom, and (2) is casused in whole or in part by any negligent act or omission of the Contractor, any Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Paragraph 9.11. In any and all claims against the Owner or any of his agents or employees by any employee of the Contractor, any Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable the indemnification obligation under this Paragraph 9.11 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any Subcontractor under worker’s or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

ACTICLE 10
SUBCONTRACTS

10.1     A Subcontractor is a person or entity who has a direct contract with the Contractor to perform any of the Work at the site.

10.2     Unless otherwise required by the Contract Documents or in the Bidding Documents, the Contractor, as soon as practicable after the award of the Contract, shall furnish to the Owner in writing the names of Subcontractors for each of the principal portions of the Work. The Contractor shall not employ any Subcontractor to whom the Owner may have a reasonable objection. The Contractor shall not be required to contract with anyone to whom he has a reasonable objection. Contracts between the Contractor and the Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and (2) allow to the Subcontractor the benefit of all rights, remedies and

ARTICLE 11
WORK BY OWNER OR BY SEPARATE CONTRACTORS

11.1     The Owner reserves the right to perform work related to the Project with his own forces, and to award separate contracts in connection with other portions of the Project or other work on the site under these or similar Conditions of the Contract. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, he shall make such claim as provided elsewhere in the Contract Documents.

11.2     The Contractor shall afford the Owner and separate contractors reasonable opportunity for the introduction and storage of their materials and equipment and the execution of their work, and shall connect and coordinate his Work with theirs as required by the Contract Documents.

11.3     Any costs caused by defective or ill-timed work shall be borne by the party responsible therefor.

ARTICLE 12
MISCELLANEOUS PROVISIONS

12.1     The Contract shall be governed by the laws of the State of North Carolina.

ARTICLE 13
TIME

13.1     All time limits stated in the Contract Documents are of the essence of the Contract. The Contractor shall expedite the Work and achieve Substantial Completion within the Contract Time.

13.2     The Date of Substantial Completion of the Work is the date when construction is sufficiently complete so the Owner can occupy or utilize the Work for the use for which it is intended.

13.3     If the Contractor is delayed at any time in the progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable, unavoidable casualties, or any causes beyond the Contractor’s control, then the Contract Time shall be extended by Change Order for such reasonable time as the Owner may determine.

ARTICLE 14
PAYMENTS AND COMPLETION

14.1     Payments shall be made as provided in Article 4 and Article 5 of this Agreement.

14.2     Payments may be withheld on account of (1) defective work not remedied. (2) claims filed, (3) failure of the Contractor to make payments properly to Subcontractors or for labor, materials, or equipment, (4) damage to the Owner or another contractor, (5) persistent failure to carry out the Work in accordance with the Contract Documents.

14.3     Final payment Shall not be due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials, and equipment for which a lien could be filed, or a bond satisfactory to the Owner indemnifying him against any lien. If any lien remains unsatisfied after all payments are made, the Contractor shall refund the Owner all moneys the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorney’s fees.

14.4     The making of final payment shall constitute a waiver of all claims by the Owner except those arising from (1) unsettled liens, (2) faulty or defective Work appearing after Substantial Completion. (3) failure of the Work to comply with the requirements of the Contract Documents, expressly including Contractor’s Warranty stated in Paragraph 9.4 hereof, or (4) terms of any special warranties required by the Contract Documents. The acceptance of final payment by Contractor shall constitute a waiver of all claims against Owner by the Contractor except those previously made in writing and identified by the Contractor as unsettled at the time of the final Payment.

ARTICLE 15
PROTECTION OF PERSONS AND PROPERTY

15.1     The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the Work. He shall take all reasonable precautions for the safety of, and provide all reasonable protection to prevent damage, injury or loss to (1) all employees on the Work and other persons who may be affected thereby, (2) all the Work and all materials and equipment to be incorporated therein, and (3) other property at the site or adjacent thereto. He shall give all notices and comply with all applicable laws, ordinances, rules, regulations and orders of any public authority bearing on the safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy all damage or loss to any property caused in whole or part by the Contractor, any Subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable, except damage or loss attributable to the acts or omissions of the Owner or anyone directly or indirectly employed by either of them or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to. his obligations under Paragraph 9.11.

ARTICLE 16
INSURANCE

16.1     Contractor’s liability insurance shall be purchased and maintained by the Contractor to protect him from claims under workers’ or workmen’s compensation acts and other employee benefit acts, claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor’s operations under this Contract, whether such operations be by himself or by any Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than any limits of liability required by law. and shall include contractual liability insurance applicable to the Contractor’s obligations under Paragraph 9.11. Certificates of such insurance shall be filed with the Owner prior to the management of the Work.

16.2     The Owner shall be responsible for purchasing and maintaining his own liability insurance and, at his option, may maintain such insurance as will protect him against claims which may arise from operations under the Contract.

16.3     The Owner and Contractor waive all rights against each other for damages caused by fire or other perils to the extent covered by insurance obtained pursuant to this Article or any other property insurance applicable to the Work. The Contractor shall require similar waivers in favor of the Owner and the Contractor by Subcontractors and Sub-subcontractors.

ARTICLE 17
CHANGES IN THE WORK

17.1     The Owner, without invalidating the Contract, may order Changes in the Work consisting of additions, deletions, or modifications, the Contract Sum and the Contract Time being adjusted accordingly. All such changes in the Work shall be authorized by written Change Order signed by the Owner.

17.2     The Contract Sum and the Contract Time may be changed only by the Change Order.

17.3     The cost or credit to the Owner from a change in the Work shall be determined by mutual agreement.

ARTICLE 18
CORRECTION OF WORK

18.1     The Contractor shall promptly correct any Work rejected by the Owner as defective or as failing to conform to the Contract Documents whether observed before or after Substantial Completion and whether or not fabricated, installed or completed, and shall correct any Work found to be defective or nonconforming within a period of one (1) year from the Date of Substantial Completion of the Contract or within such longer period of time as may be prescribed by law or by the terms of any applicable special warranty required by the Contract Documents.

ARTICLE 19
TERMINATION OF THE CONTRACT

19.1     If the Owner fails to make Payment for a period of thirty (30) days through no fault of the Contractor, the Contractor may, upon seven additional days’ written notice to the Owner terminate the Contract and recover from the Owner payment for all Work executed and for any proven loss sustained upon any materials, equipment, tools, and construction equipment and machinery, including reasonable profit and damages applicable to the Project.

19.2     If the Contractor defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform any provision of the Contract, the Owner, after seven days’ written notice to the Contractor and without prejudice to any other remedy he may have, may make good such deficiencies and may deduct the cost thereof from the payment then or thereafter due the Contractor or, at his option may terminate the Contract and take possession of the site and of all materials, equipment tools, and construction equipments and machinery thereon owned by the Contractor and may finish the Work by whatever method he may deem expedient, and if the unpaid balance of the Contract Sum exceeds the expense of finishing the Work, such excess shall be paid to the Contractor, but if such expense exceeds such unpaid balance, the Contractor shall pay the difference to the Owner.

ARTICLE 20
OTHER CONDITIONS OR PROVISIONS

This agreement is entered into as of the day and year first written above.

OWNER:	CONTRACTOR:

Mountain Health Services, Inc.
General Contractor
445 Biltmore Ave, Suite G-101
Asheville, N.C. 28801

BY:	BY:

Title:	Title:

calculating the increase in said index for the sixth month preceding the month in which any extension term is to commence, over said index for the sixth month preceding the month of the original Commencement Date. (If such Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living by an agency of the United States Government or other responsible financial reports, or, if the parties cannot agree upon a selection, one shall be chosen by arbitration.)”

I will recommend that we waive personal signature guarantees.

Effective with the commencement date of the lease for G-102 SJRCC agrees to an initial term of ten (10) years for G-102, G-109 and G-108 for a total of 9,948 s.f. with an option to renew for one (l) ten (10) year period.

The existing accelerator is consuming more water and sewer than our average tenant. Therefore, effective with the commencement date of G-102, SJRCC shall pay the cost of water and sewer that exceeds that of the average tenant. SJRCC shall have the option of retrofitting the accelerator to recycle the water and thus cut its expenses as it relates to these costs.

SJRCC agrees to the lease rates for the “initial term” as follows:

G – 102 (4,611 s.f.) $13.00 s.f. per annum plus cost pass through;

G – 109 (4,747 s.f.) $11.00 s.f. per annum plus cost pass through until July 31, 1998 and $13.00 3.f. per annum plus cost pass through thereafter;

G – 108 (590 s.f.) $11.00 s.f. per annum plus cost pass through until July 31, 1998 and $13.00 s.f. per annum plus cost pass through thereafter.

SJRCC agrees, at their expense, to contract with a North Carolina licensed architect to provide appropriate drawings for building permits.

Vault Construction and Lease

The lease for this space shall be an addendum to above mentioned lease for the SJRCC offices, hereinafter referred to as “primary lease”. The principal ingredients of this addendum shall be as follows:

SJRCC shall lease approximately 1,150 s.f. of an addition that is to be made to the Biltmore Center. (The actual s.f. to be determined upon completion of the architect drawings.)

The lease shall commence upon the issuance of a Certificate of Occupancy by the City of Asheville or upon initial consumption of utilities, which ever cornea sooner. After the commencement date the lease shall run concurrent with the SJRCC primary lease and all renewals thereof.

SJRCC shall pay property taxes on the structure as a leasehold improvement.

SJRCC shall pay as rent to the Biltmore Center, in accordance with the primary lease, $2.08 s.f. as a base operating expense plus $1.39 s.f. for ground, parking deck and easement expenses, plus, the then current cost pass through (currently $3.00 s.f). For example, the lease rate, if commenced today, would be $6.47 s.f. per annum. The “ground, parking deck and easement” rate is subject to change in accordance with the provisions of those agreements from time to time.

Water, sewer and electricity will be monitored in the future. In the event it is determined that SJRCC is consuming more of these utilities than the average tenant SJRCC shall pay the amount that exceeds that of the average tenant.

The Biltmore Center shall own the structure.

SJRCC shall contract with a North Carolina Licensed General Contractor to do the construction work on the vault.

SJRCC shall provide MHS with a copy of the contract with the Licensed General Contractor.

SJRCC shall contract with a North Carolina Licensed Architect to provide the plans and specifications.

SJRCC shall pay for the construction of the vault, same shall not be financed by the Biltmore Center or MHS.

Upfitting and project management

The upfitting and project management shall be broken down into the primary lease for the SJRCC offices and the lease addendum for the vault as follows:

Primary Lease:

SJRCC shall sign a standard MES contract for the general contracting and project management. A copy of the contract is attached. The cost to SJRCC for these services shall be the actual sub-contract work and materials plus 10%, excluding architect fees. The principal services under this contract are: to analyze the sub-contractor bids and provide you with a recommendation for your approval; review and approve invoices for the project and recommend payment of same to you; and, make sure the job is completed on schedule. It is our understanding that the current scope of the project upfitting is not to exceed $ 30,000.

I will recommend that the Biltmore Center pay 50% of the project upfitting, not to exceed $15,000.

Addendum:

The vault construction has now become an integral part of the construction schedule for completion of the Regional Oncology Associates (ROA) project and the foundation of the Biltmore Center addition. The burden for project management has been placed on MHS for all of these projects.

The Biltmore Center is responsible for the construction of the shell and foundation and SJRCC is responsible for the vault. Therefore, I will recommend that SJRCC pay 5% of the 10% MHS General Contractor fee based on the construction cost of the vault excluding the architect and engineering cost. To implement this SJRCC shall sign a contract with MHS to pay 5% of the contractor, sub-contractor and materials fees associated with the construction of the vault.

My preference would be that we are in agreement on these matters before the presentation is made to the Finance Committee so that we don’t leave them with the problem of resolving any differences of opinion that we may have. Therefore, the signatures of Dr. Coli and Dr. Thomas on one of these duplicate originals, prior to September 16, will accomplish this purpose.

I concur in this offer.

/s/ G. John Coli	10/14/96
G. John Coli, Ph. D.	Date

/s/ Charles C. Thomas	9/16/96
Charles C. Thomas, III, M.D.	Date

Exhibit V

Ethical and Religious Directives for Catholic Health Care Services

National Conference of Catholic Bishops

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made, entered into and effective as of the 11 day of January, 2002, by and between Regional Cancer Center (the “Seller”), on the one hand, and Radiation Therapy Associates of Western North Carolina, P.A. (the “Buyer”), on the other hand.

RECITALS

A.       Pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, between the Seller, Regional Radiation Oncology, P.A., Haywood Associates Limited Partnership, Macon Associates, LLC, McDowell Medical Equipment, LLC, Rutherford Medical Equipment, LLC and Transylvania Associates Limited Partnership, on the one hand, and the Buyer, Radiation Therapy Services, Inc., a Florida corporation, and North Carolina Radiation Therapy Management Services, Inc., a North Carolina corporation, on the other hand, the Buyer is acquiring certain assets and assuming certain liabilities of the Seller. All capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

B.        In connection with the transactions contemplated by the Purchase Agreement, the Seller wishes to assign to the Buyer Seller’s rights, duties and obligations under the agreements and contracts to which the Seller is a party and which are described on Exhibit A attached hereto (the “Assumed Contracts”), and under the leases to which the Seller is a party and which are described on Exhibit B attached hereto (the “Assumed Leases”), and, to the extent assignment is permitted pursuant to applicable law, under the licenses, permits and no review letters described on Exhibit C attached hereto (the “Assumed Licenses and Permits”), and the Buyer wishes to take such assignment and assume from the Seller the Assumed Contracts, the Assumed Leases and the Assumed Licenses and Permits.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

1.        The Seller does hereby convey, sell, transfer, assign and deliver unto the Buyer all of Seller’s rights, title, interests, duties and obligations in, to and under the Assumed Contracts, the Assumed Leases and, to the extent such assignment is permitted pursuant to applicable law, the Assumed Licenses and Permits, and the Buyer does hereby assume and agree to perform and discharge all of the terms, covenants, conditions and obligations of the Seller under the Assumed Contracts, the Assumed Leases and the Assumed Licenses and Permits as they relate to periods from and after the date hereof. The parties agree to execute and deliver such further instruments and documents, and to take such further actions, as shall be reasonably necessary to accomplish or confirm the transactions contemplated hereby.

2.        This Agreement may not be amended or terminated except by a written instrument duly signed by each of the parties hereto and shall bind and inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and assigns.

3.        The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement, the terms of which are incorporated herein by reference.

4.        This Agreement shall be governed by and construed according to the laws of the State of North Carolina (excluding therefrom any provisions that would result in the application of the laws of another jurisdiction).

5.        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and representatives, under seal (limited partnerships and limited liability companies adopting the word “SEAL” as their respective seals), with the intent that it have the effect of a sealed instrument under the laws of the State of North Carolina.

SELLER:

REGIONAL CANCER CENTER

	By:	/s/ Charles C. Thomas	(SEAL)
		Name:	Charles C. Thomas, II
Title:

BUYER:

ATTEST:	RADIATION THERAPY ASSOCIATES OF WESTERN NORTH CAROLINA, P.A.

	By:	/s/ Authorized Signatory	(SEAL)
(Asst.) Secretary		Name:
Title:
[Corporate Seal]

Exhibit A
Assumed Contracts

(See attached)

Exhibit A

Assumed Contracts

1.                          Agreement dated March 16, 2000 between Mission Saint Joseph’s Health System, Inc. and Regional Cancer Center.

Regional Cancer Center
Radiation Therapy Associates of WNC, P.A.

Exhibit B
Assumed Leases

(See attached)

Exhibit B

Assumed Leases

1.                          Lease b/w 445 Biltmore Center and St. Joe’s Regional Cancer Center (SJRCC) (10/4/96)

Exhibit C
Assumed Licensed and Permits

(See attached)

PERSONAL & CONFIDENTIAL

LEASE

BETWEEN

445 BILTMORE CENTER

AND

ST. JOSEPH’S REGIONAL CANCER CENTER

LEASE

		Page

25.	Rules and Regulations	19

26.	Staff Privileges and Compliance with Directives	19

27.	Rights and Remedies

28.	Severability

29.	Parties

30.	Approval

31.	Memorandum of Lease

32.	Controlling Law

33.	Notice to Lessor

34.	Waiver of Subrogation

35.	No Broker

36.	Waiver

37.	Easements, Restrictions, and Right-of-Way

38.	Stamp Tax or Sales Tax on Lease	23

39.	Lessor’s Liability	23

40.	Lessor’s Performance of Lessee’s Covenants	23

41.	Lessee’s Taxes	24

42.	Entire Agreement	24

43.	Electricity	24

44.	Limitation of Use	24

45.	Quiet Use of Premises	25

46.	Holding Over by Lessee	25

47.	Ethical Practices	25

STATE OF NORTH CAROLINA
LEASE AGREEMENT
COUNTY OF BUNCOMBE

THIS LEASE, made and entered into this 4TH DAY OF OCTOBER, 1996, by and between 445 Biltmore Center, a North Carolina Limited Partnership (hereinafter called the “Lessor”), and ST. JOSEPH’S REGIONAL CANCER CENTER, a North Carolina General Partnership, (hereinafter called “Lessee”);

W I T N E S S E T H;

1.        Premises. The Lessor hereby Leases unto the Lessee, and the Lessee hereby Leases from the Lessor, upon terms and conditions hereinafter set forth, 10,850 square feet (comprised of the following Suites - G-102 4,611 s.f.; G-109 4,747 s.f.; G-108 590 s.f.; and, G-102 extension 902 s.f.) of the Ground floor of the 445 Biltmore Center professional office Building (hereinafter called the “Building”), located at Biltmore Avenue, Asheville, North Carolina. The Leased space is shown on Exhibit VI attached hereto and made a part hereof and is called the “Premises”.

2.        Acceptance of Premises. Lessor has made no representation of promises with respect to the Building, Premises, or this agreement except as set forth herein and Lessee’s entry to the Premises shall constitute acceptance thereof.

3.        Term. Lessor and Lessee shall be bound hereunder upon the execution hereof and the term hereof shall continue in force for a period of ten (10) years after the Commencement Date, as hereinafter defined.

The Lessee shall have the option to extend the term of this Lease for one (1) separate and successive ten (10) year period by giving written notice of the renewal at least six (6) months prior to the expiration of the then current Lease term. The Lessor shall have the right any time prior to 30 days from the commencement thereof to increase the “Base Rental” as specified in Section 6(a) hereof to reflect a fair market rental rate for the building. In no event shall the said increase be greater than the increase in the cost of living index for “all items” as established by the Consumer Price Index (Urban Consumer - 1982 = 100) published by the United States Bureau of Labor Statistics computed by calculating the increase in said index for the sixth month preceding the month in which any extension term is to commence, over said index for the sixth month preceding the month of the original Commencement Date. (If such Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living by an agency of the United States Government or other responsible financial reports, or, if the parties cannot agree upon a selection, one shall be chosen by arbitration.)

4.        Commencement Date. The Commencement Dates shall be as follows:

Suites G-102, 4,611 s.f.,G-108, 590 s.f., G-109, 4,747 s.f., will commence as soon as the Lessor commences the lease with Regional Oncology Associates for the First Floor of the

Biltmore Center. The rent will commence according to this Lease except for the that portion of Suite G-102 that requires upfitting, to be agreed upon by the parties, the rent for this area will be due the earlier of the agreed upon construction time or the issuance of the City of Asheville Certificate of Occupancy.

Suite G-102 Extension, 902 s.f., shall commence upon the issuance of a Certificate of Occupancy by the City of Asheville or upon initial consumption of utilities, which ever occurs sooner.

5.        Conditions of the Premises. The Lessee shall at all times keep the Premises and all adjoining areas and utility installations in a neat, orderly condition and in good order, replacement, maintenance (including painting as needed, light bulbs, and replacement of broken glass) and repair, except the portions thereof to be repaired by the Lessor as provided herein. Lessee shall perform all such obligations in a workmanlike manner and allow no liens to attach. Upon the expiration or other termination of the Lease, Lessee shall quit and surrender the Premises to the Lessor in the same condition as at the commencement of the original term, natural wear and tear only expected. Lessee shall deliver all keys to the Premises to Lessor at the expiration or other termination thereof.

6.        Rent. The Lessee shall pay the Lessor without demand or offset at the Lessor’s office or at such other place as the Lessor may from time to time designate in writing, Base Rental and

Additional Rental during the Lease term as follows:

A.     Base Rental. Effective as of the Commencement Date and continuing for the full term of this Lease, Lessee shall pay the following:

Suite G-102 4,611 s.f., Fifty-Nine Thousand Nine Hundred and Forty-Three and 0/100 ($59,943.00) Dollars per annum payable in the amount of Four Thousand Nine Hundred Ninety-Five and 25/100 ($4,995.25) Dollars per month.

Suite G-109 4,747 s.f., Fifty-Two Thousand Two Hundred Seventeen and 0/100 ($52,217.00) Dollars per annum payable in the amount of Four Thousand Three Hundred Fifty-One and 41/100 ($4,351.41) Dollars per month through July 31, 1998. Commencing August 1, 1998 the base rent shall be Sixty-One Thousand Seven Hundred Eleven and 0/100 ($61,711.00) Dollars per annum payable in the amount of Five Thousand One Hundred Forty-Two and 58/100 ($5,142.58) Dollars per month through the remainder of the initial ten (10) year term.

G-108, 590 s.f., Seven Thousand Three Hundred and Seventy-Five Dollars ($7,375.00) per annum payable in the amount of Six Hundred Fourteen and 58/100 ($614.58) per month through July 31, 1998.

Commencing August 1, 1998 the base rent shall be Seven Thousand Six Hundred Seventy and 0/100 ($7,670.00) Dollars per annum payable in the amount of Six Hundred Thirty-Nine and 16/100 ($639.16) per month through the remainder of the initial ten (10) year term.

G-102 Extension, 902 s.f., Three Thousand One Hundred Twenty-Nine and 94/100($3,129.94) per annum payable in the amount of Two Hundred Sixty and 82/100 per month through the term of the initial lease or until such time as the Land Lease and Easement is increased.

Base Rentals shall be paid by Lessee to Lessor in advance of the first day of each month. All rentals due for the period prior to the Commencement Date shall be paid in advance.

B.        Additional Rental. Lessee shall pay to Lessor as additional rental (“Additional Rental” sometimes referred to as “Cost Pass Through” (“CPT” in every day language) Lessee’s share (as hereinafter defined) of the increase each year in Operating Expense (as hereinafter defined) over the Base Operating Expense (as hereinafter defined). “Lessee’s share shall equal that portion of such increase that the square footage of the Premises bears to all space available for lease in the Building. The term “Operating Expense” shall include all Lessor’s costs of operation, replacement and maintenance of the Building for each year including, but not limited to, all ad valorem taxes, premiums for insurance, management costs, utility charges. Building and parking lot security expense, parking lot maintenance expenses, janitorial and maintenance expenses, but shall not include the cost of capital improvements (such definition shall in no way increase Lessor’s obligations hereunder). The term “Base Operating Expense” shall mean the sum of $3.00 per square foot per calendar year. As soon as practical after December 31 of each calendar year, the Lessor shall deliver to the Lessee (i) a statement of Operating Expenses for the fiscal year just ended, (ii) a computation of Lessee’s share of such Operating Expenses, and (iii) a statement of Additional Rentals, if any, payable by Lessee, hereinafter called the “Notice of Payment of Additional Rentals”. Lessee shall pay such Additional Rentals within ten (10) days after receipt of Notice of Payment of Additional Rentals. At Lessor’s option, Lessor may estimate the Additional Rentals and bill the Lessee monthly in advance for such Additional Rentals; and Lessee shall pay the same to Lessor in advance, at the same time and together with the monthly Base Rentals. If such monthly billing is elected by Lessor, and Lessee’s share of the Operating Expenses for the applicable calendar year exceeds the Additional Rentals paid by Lessee for such calendar year, Lessee shall pay such excess within ten (10) days after receipt of Notice of Payment of Additional Rentals. If Lessee’s Share of the Operating Expenses for the applicable calendar year is less than the Additional Rentals paid by Lessee for such calendar year, Lessor shall immediately credit and reduce Lessee’s current Additional Rental payments accordingly. All Additional Rentals for the calendar year in which the lease term terminates shall be due and payable upon receipt of Notice of Payment of Additional Rentals even if such Notice is received after the lease termination date. With respect to the Additional Rentals, within sixty (60) days from the end of each calendar year,

Lessee upon reasonable notice to Lessor, may have access to Lessor’s records to verify, at Lessee’s expense, the Operating Expenses for the applicable calendar year.

The base operating expense for the 902 square foot vault (G-102 Extension) shall be $ 3.47 less ad valorem taxes per square foot per annum. Ad valorem taxes shall be paid directly by the Lessee.

7.        Improvements and Alterations. The Lessee shall have no right to make improvements or alterations on the Premises, except in conformity with the following conditions:

A.     No improvements or alterations shall at any time be made which shall effect the structure, impair the structural soundness or diminish the value to the Building.

B.     No improvements or alterations shall be made at any time without first obtaining the Lessor’s written approval of the plans and specifications therefor, but such approval shall not be unreasonably withheld by the Lessor. The Lessee shall furthermore first obtain the Lessor’s written approval before any modification or changes are made in such plans and specifications after Lessor’s approval thereof.

C.     No improvements or alterations shall be undertaken until Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and government subdivisions having jurisdiction.

D.     All work done in connection with any improvements or alterations shall be done by a properly licensed contractor who has been approved by the Lessor. All work shall be performed in a good and workmanship manner and in compliance with all Building and zoning laws, and with all other laws, ordinances, rules, regulations and requirements of any federal, state or municipal government or agency having jurisdiction and shall be promptly paid for and completed free of all mechanic’s or materialmen’s liens. No work shall be commenced until Lessee shall have delivered lien waivers to Lessor signed by all contractors of Lessee.

E.      Any improvement or alteration to the Premises, except movable furniture, trade fixtures and medical equipment, shall at once become the absolute property (except Lessee shall list Leasehold improvements for ad valorem taxes) of the Lessor and remain upon and be surrendered with the Premises as a part thereof at the termination of the Lease without disturbance or injury.

The exception to this section shall be that contained in Exhibit IV Paragraph 2.

8.        Lessor’s Obligations. The Lessor shall furnish, to the extent it is able, a reasonable amount of electric power, janitorial service, water and heat and air conditioning sufficient in the Lessor’s judgment, to keep the Premises comfortable for use and occupancy. The Lessor shall not be liable for failure to furnish or delay in furnishing elevator services, electric power, heat, air conditioning, water or janitorial service, when such failure is caused by the need for repairs, a strike or labor controversy, a riot, the inability to secure fuel for the Building, any accident or casualty, unauthorized act or default by janitors, other tenants or employees of Lessor, or any cause beyond the reasonable control of the Lessor. No failure shall constitute eviction or constructive eviction.

9.        Repairs. The Lessor shall have no duty to the Lessee to make any repairs or improvements to the Building except structural repairs necessary for safety and tenantability providing Lessee promptly notifies Lessor of the need therefor. The Lessor shall not be required to make, and Lessee shall make any such repairs made necessary by the act or neglect of the Lessee, its agents, employees or visitors.

10.      Loss or Damage and Insurance. The Lessor shall not be liable for any damage to persons or property in the Premises or in or about the Building, whether caused by Acts of God, gas smoke, steam, electricity, wind, ice, rain, snow, water or otherwise. Lessor shall not be liable for any damage to persons or property sustained by Lessee or others howsoever arising whether due to the Premises or any part thereof being out of repair, or due to the happening of any accident in or about the Building, or due to any negligence of any tenant or occupant of the Building or any other person or otherwise. The Lessee shall indemnify the Lessor and hold it harmless from any and all claims, liability and loss, including attorneys fees and costs, for personal injuries or property damage sustained or claimed to have been sustained by any person or property in, upon or about the Premises whether arising from the Lessee’s conduct of business on the Premises, the negligence, misconduct or breach of any provision of this Lease by the Lessee, his agents, servants or employees, or any other person entering upon Leased Premises under express or implied invitation of the Lessee or otherwise. Lessee shall pay for and keep in force a liability insurance policy with a minimum $500,000 single limit in companies satisfactory to Lessor covering Lessee’s business operations on the Premises, naming Lessor as an additional insured thereunder and with a duplicate original thereof to be delivered to Lessor. In addition Lessee shall pay for and keep in force fire insurance with extended coverage insuring to their full insurable value all of Lessee’s personal property, fixtures and equipment, and copies of such insurance shall be delivered to Lessor.

11.      Use of Premises. The Premises shall be used and occupied by the Lessee solely for the purpose of a medical office. The Lessee shall not use the premises in any manner which will increase the premium rate for any kind of insurance affecting the Building in which the Premises are located, and if, because of anything done or caused to be done, permitted or omitted by the Lessee, the premium rate for any kind of insurance affecting such Building shall be raised, then, in such event, the amount of the increase in premium which the Lessor shall be thereby obligated to pay for insurance shall be paid by the Lessee to the Lessor on demand as additional rental.

12.      Enjoyment of Premises. The Lessee, on paying the rental and keeping and performing the agreements and covenants herein contained, shall be undisturbed by Lessor subject, however, to the terms of this Lease.

13.      SubLease or Assignment. The Lessee shall not, without the written consent of the Lessor, assign this Lease or sublet the Premises or any part hereof. Should Lessor’s permission therefore be given, any rent or other amounts received by Lessee as a Sublessor or Assignor in excess of the amounts due to Lessor shall be the property of the Lessor and shall be promptly delivered to Lessor as additional rental. It is expressly understood and agreed by Lessee that Lessee’s reputation constitutes substantial consideration for Lessor’s entering herein. Lessor’s consent hereunder may be withheld in its sole discretion.

14.      Removal of Personal Property. So long as Lessee is not then in default, the Lessee may, at the termination hereof, remove all personal property and movable trade fixtures which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal and the Premises are placed in the condition as existed at the Commencement Date. If the Lessee shall fail to remove all such property from the Premises upon the termination of this Lease for any cause whatsoever, the Lessor may, at its option, remove the same in any manner that the Lessor may choose and store it at Lessee’s expense without liability to the Lessee for loss thereof. In such event, the Lessee shall pay to Lessor on demand any and all expenses incurred in such removal, including court costs, attorney’s fees, and storage charges for the length of time the same shall be in the Lessor’s actual or constructive possession. Alternatively, the Lessor may, at its option deem the property abandoned and immediately become the owner thereof or, without notice, and without legal process, sell the property or any part thereof at a public or private sale for such price as the Lessor may obtain, and apply the proceeds of the sale first to the expenses incident to removal and sale of said property and then to any amounts due under this Lease. Should notice of sale be required by laws, then three (3) days notice shall be deemed commercially reasonable and sufficient. If the Lessee is in default, the Lessor shall have a lien on said personal property and movable trade fixtures as security for all sums due from the Lessee to the Lessor and shall have the right to sell said property as above provided unless there is then a legally enforceable lien on the same superior to the rights of the Lessor in said property.

15.      Personal Property Risk. All personal property brought into the Premises by the Lessee shall be at the risk of the Lessee only, and Lessor shall not be liable for theft thereof or any damage thereto howsoever occasioned whether by an act of tenants, other occupants of the Building, any other person or otherwise.

16.      Lessee’s Obligation to Occupy and Lessor’s Consent to Vacate. The Lessee shall occupy the Premises upon the Commencement Date of this Lease as stated in the Section 4 hereof. The Lessee shall not abandon or vacate the Premises during the term of the Lease without the prior consent of the Lessor.

17.      Default

A.     Any one and all of the following events shall constitute an Event or Default.

i.           If Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act or voluntarily takes advantage of any such act or makes an assignment for the benefit of creditors;

ii.          If involuntary proceedings under any bankruptcy law, insolvency or receivership action shall be instituted against Lessee or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings are not dismissed, or the receivership or trusteeship vacated, within ten (10) days after the institution or appointment;

iii.         If Lessee fails to pay rentals to the Lessor or fails to pay any other charges when due, and does not make the payment within five (5) days after written notice thereof. For the purposes hereof, such other charges shall constitute additional rentals;

iv.         If Lessee fails to fully perform and comply with all conditions of Lease Agreement and such failure of performance continues for a period of ten (10) days after notice thereof;

v.          If Lessee vacates or abandons the Premises;

vi.         If the interest of Lessee is transferred or assigned to any other person, firm or corporation except as herein permitted;

vii.        If Lessor, in any three (3) months of any Lease Year, give any notice to Lessee pursuant to subsection iii and iv above, notwithstanding Lessee’s cure of default within the allowable period or periods.

viii.       If Lessee loses their license to practice or is otherwise unable to practice full time for a period exceeding 90 days in one calendar year.

B.     Upon the occurrence of any Event of Default as set forth above, Lessor shall have at its option any one or more the following rights:

i.           To cancel and terminate the Lease Agreement and all interests of the Lessee hereunder by giving notice of such cancellation and termination not less than ten (10) days prior to the effective date of such termination. Upon the expiration of said ten (10) day period, the Lessee shall have no further rights under this Lease Agreement; and/or

ii.          To make any payment required of Lessee herein or correct any condition required to be corrected by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting any such condition and to remain on the Premises until the complete correction of such condition. However, no expenditure by Lessor on behalf of Lessee shall be deemed to waive or release Lessee’s breach hereof and Lessor shall retain all rights to proceed against Lessee as set forth herein; and/or

iii.         To reenter the Premises immediately with or without Order of Court and without being guilty of trespass, remove the property and personnel of Lessee and store such property in a public warehouse or such other location selected by Lessor, all at the expense of Lessee. After such reentry, Lessor shall have the right to terminate this Lease Agreement by giving ten (10) days notice of termination to Lessee, but without such notice, the reentry by Lessor shall not terminate this Lease Agreement. On termination, Lessor may recover from Lessee all damages resulting from Lessee’s breach, including the cost of recovery of the Premises and placing them in satisfactory condition, the value of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Term, all of which sums shall be immediately payable to Lessor from Lessee; and/or

iv.         To relet the Premises or any part thereof for any term, with or without terminating the Lease, and at such rentals and on such other terms as Lessor may select including the right to grant free rental, and to alter and repair the Premises as Lessor deems necessary. Should Lessor relet the Premises, Lessee shall pay all expense of reletting including brokers’ or finders’ fees and such reasonable attorneys’ fees as Lessor may incur. Lessor shall apply the rent received from reletting in the following order: (1) To expenses of reletting; (2) To Lessee’s indebtedness to Lessor other than for rentals; and (3) To rentals due to the future; and/or

v.          To accelerate the rentals with or without entry; and/or

vi.     To collect reasonable attorney fees actually incurred and not exceeding fifteen (15%) percent of the amounts due from the Lessee to the Lessor hereunder, together with court costs incurred in enforcing the rights of the Lessor hereunder; and/or

vii.    All other rights and remedies provided by law for a Lessor with a defaulting Lessee including all such money damages as Lessor shall be entitled to pursuant to the law of damages.

18.      Governmental Requirements. The Lessee shall, at its own expense, promptly comply with all rules, regulations, statutes, ordinances, and requirements of any legally constituted public authority in connection with Lessee’s occupancy of the Premises.

19.      Condemnation. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then this Lease shall terminate as to the part taken on the date possession of that part is surrendered (or as of the date of Judgment of Order, if earlier) and any unearned rent paid or credited in advance shall be refunded. The Lessee shall not be entitled to receive any part of any award or awards arising out of such condemnation whether for the value of this Leasehold, Leasehold improvements or otherwise. The Lessee may at its own expense commence independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage Lessee may have incurred.

20.      Fire or Casualty. If the Premises shall be partially or completely damaged or destroyed by fire or other casualty, Lessor shall have the right to terminate this Lease Agreement. If said option to terminate is not exercised by Lessor, Lessor shall, as soon as reasonably possible, effect the required repairs and reconstruction of the Premises and during such time as said repairs or reconstruction are being made, the rentals hereinabove provided shall be abated from the date Lessee makes the Premises available to Lessor to effect such repairs and construction, but only to the extent and in the proportion that the Premises are untenantable for the normal use thereof by Lessee. Any other provisions contained herein notwithstanding, the Lessor shall be required and obligated to effect repairs and reconstruction only to the extent of any sums of money, if any, which are received by Lessor under Lessor’s insurance coverage as a direct result of said fire or other casualty.

21.      Inspection. The Lessor shall have the right to enter and grant licenses to others to enter the Premises at any time during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of the Building and to exhibit the Premises to prospective tenants, mortgagees or purchasers and for the purpose of removing’ placards, signs, fixtures, alterations or additions which do not conform to the terms of this Lease or to the rules and regulations of the Building. No such entry shall constitute actual or constructive eviction.

22.      Subordination to Mortgages. This Lease Agreement and Che rights of Lessee are subordinate to and shall be subordinate to the lien of any first mortgage or deed of trust (hereinafter called “Mortgage”) whether such Mortgage is currently a lien on the Premises or hereafter becomes a lien on the Premises and no further agreements or documents shall be required to render this Lease the Lessee’s rights subordinate to such Mortgage. At Lessee’s request and at Lessee’s expense, Lessor shall endeavor to obtain for Lessee a non-disturbance agreement in recordable form providing in substance that Lessee’s tenancy shall not be disturbed nor affected by any default under the Mortgage provided that Lessee is not in default under any of the terms, conditions and covenants hereof. Lessee shall at all times upon request of Lessor promptly furnish documents stating that this Lease is in full force and effect, that no defaults of the Lessor exist, and such other matters as are customarily contained in what is known as an “estoppel letter” or a “good-standing letter”. Should Lessee fail to deliver such documents within ten (10) days of Lessor’s request thereof, Lessor shall be deemed Lessee’s attorney-in-fact for the purpose of executing such documents in the name of Lessee unless Lessee has within such period provided written notice to Lessor or Lessee’s claim of Lessor’s default.

23.      Signs and Hallways. The Lessee shall not paint or place signs or other advertising material upon the Premises except with the consent of the Lessor. Lessee shall place no benches, chairs, or other items on the hallways or other areas of the Building or

Premises.

24.      Notices. Any notice required or allowed by this Lease to be given to either the Lessor or the Lessee must be in writing and shall only be deemed delivered upon deposit in the United States Mail sent via “Certified” or “Registered” mail, postage prepaid and properly addressed to the parties as follows:

Lessee:	Mrs. Charlene R. Thomas, MHA
Administrator
St. Joseph’s Regional Cancer Center
445 Biltmore Center, Suite G-102
Asheville, N. C. 28801

Lessor:	Ken M. Michalove, Executive Vice President
Mountain Health Services, Inc.
Managing General Partner - 445 Biltmore
Center Limited Partnership
445 Biltmore Center
445 Biltmore Avenue, Suite G-101
Asheville, N. C. 28801

25.      Rules and Regulations. The Lessor has made, and from time to time shall make, rules and regulations for the government of the Premises. These rules and regulations whether now in existence or hereafter made, are, and shall be, part of this Lease and binding upon the Lessee to the same extent as if set out herein and copies thereof shall be delivered to the Lessee.

26.      Staff Privileges and Compliance with Directives. Lessee acknowledges that he or, if Lessee is a professional association, the shareholders of Lessee, of if Lessee is a partnership, the partners of Lessee, have staff privileges in good standing at the St. Joseph’s Hospital and further covenants to retain the same during the term of this Lease. Lessee covenants and agrees to abide by the Ethical and Religious Directives for Catholic Health

easement, restriction or rights-of-way shall prohibit the use of the Premises as intended pursuant to Section 11 above.

38.      Stamp Tax or Sales Tax on Lease. Should any governmental or quasi-governmental authority having jurisdiction over the Premises declare or otherwise assess any tax on Leases or Leaseholds whether designated as a stamp tax, sales tax or otherwise, then in any of such events, all taxes declared or charged shall be the obligation of the Lessee and shall be paid by Lessee to such authority or shall be paid to Lessor in reimbursement and as additional rental.

39.      Lessor’s Liability. Notwithstanding anything to the contrary contained herein, in the event of any breach hereof by Lessor or failure of Lessor to perform any of its obligations hereunder, Lessor shall have no personal liability for such matters but Lessee shall look solely to Lessor’s interest in the Premises for satisfaction. Lessor shall upon any sale of its interest in the Premises be relieved of further performance hereunder. Lessee by execution hereof attorns to any such subsequent purchaser.

40.      Lessor’s Performance of Lessee’s Covenants. Should Lessee, after seven (7) days’ notice from the Lessor, fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, in addition to any and all other rights and remedies, may (but shall not be required to) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall constitute additional rental due from Lessee to Lessor and shall be payable as rental on the date for payment of rentals immediately following such expenditure. In addition to the foregoing, Lessee shall pay as further additional rental twenty percent (20%) of the amount due Lessor under this Section 40 as a service and overhead fee.

41.      Lessee’s Taxes. Lessee shall promptly list for taxes and pay the taxes on all personal property placed by Lessee on the Premises prior to the delinquency date thereof. In addition, Lessee shall pay all ad valorem taxes assessed against the building addition designated herein as G-102 Extension. Copies of ail receipts marked “paid” shall be delivered to Lessor prior to the delinquency date.

42.      Entire Agreement. This Lease agreement contains the entire understanding and agreement between Lessor and Lessee, and all prior negotiations and understandings are merged herein.

43.      Electricity, Water and Sewer. Lessor may request that the electric, water and sewer utility companies determine if Lessee is utilizing more electricity, water and sewer service than the Building average per square foot for all tenants after Lessee occupies the space. If the utilization is greater, Lessee shall pay the difference in the averages multiplied by the number of square feet in the Premises to the Lessor on a monthly basis.

44.      Limitation of Use. The use of the Premises by Lessee shall only be described in Section 11 hereof. The Lessee agrees that it will add additional equipment, capacity and/or scope of services rendered only with the prior written consent of Lessor.

45.      Quiet Use of Premises. Lessor represents and warrants that it has full right and authority to enter into this Lease and that Lessee, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance of molestation from Lessor or any third party claiming through Lessor, subject to the terms and provisions of this Lease.

46.      Holding Over By Lessee. Lessee shall not acquire any right of interest in the Premises by remaining in possession after termination of this Lease. During any such period of holding over, Lessee shall be a tenant at will subject to all other obligations imposed upon it by this Lease. However, this Lease shall be deemed to have been extended for an additional one-year period if (at any time after ten (10) days from the termination of this Lease, but before Lessee vacates the Lease Premises) Lessor notifies Lessee of Lessor’s election that the holding over shall result in such an extension. During any such extension the terms of this Lease, including rent at the rate then applicable as provided in Section 6A and 6B of this Lease, shall remain in full force and effect during said extended term of this Lease.

47.      Ethical Practices. It is expressly understood and agreed by Lessee that Lessee’s reputation constitutes substantial consideration for Lessor’s entering this agreement. Lessee covenants and agrees to perform its business in an ethical manner and prohibit activities on the Premises not in keeping with ethical religious directives for Catholic health care facilities.

IN WITNESS WHEREOF, the Lessor has executed this agreement by an officer duly authorized to execute, seal and deliver this agreement for and on behalf of the Lessor, and the Lessee has executed, sealed and delivered this agreement or has caused this agreement to be executed, sealed and delivered by this officer or general partner thereunto authorized (whatever applicable) , this the day and year first above written.

ATTEST:	Lessor

445 Biltmore Center

/s/ Authorized Signatory	By:	/s/ Kenneth M. Michalove
Kenneth M. Michalove
	Title:	Executive Vice President

WITNESS	Lessee

/s/ Authorized Signatory	By:	/s/ G. John Coli
G. John Coli

WITNESS	Lessee

/s/ Authorized Signatory	By:	/s/ Charles C. Thomas
Charles C. Thomas, II, M.D.

STATE OF NORTH CAROLINA
LESSOR
COUNTY OF BUNCOMBE

I, a Notary Public of said State and County, do hereby certify that Kenneth M. Michalove, Exe. Vice President personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and Notarial Seal, this 4th day of October, 1996.

/s/ Authorized Signatory
NOTARY PUBLIC

My Commission Expires

My Commission Expires 9-14-2000

STATE OF NORTH CAROLINA
LESSEE
COUNTY OF BUNCOMBE	G. John Coli

I, a Notary Public of said State and County, do hereby certify that G. John Coli personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and Notarial Seal, this 4th day of October, 1996.

/s/ Authorized Signatory
NOTARY PUBLIC

My Commission Expires

My Commission Expires 9-14-2000

STATE OF NORTH CAROLINA

COUNTY OF PUNCOMBE

LESSEE

Charles C. Thomas, II, M.D.

I, a Notary Public of said State and County, do hereby certify that Charles C. Thomas II personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and Notarial Seal, this 4th day of October, 1996.

/s/ Authorized Signatory
Notary Public

My Commission Expires

7-18-99